As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-194855

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMET, INC.

(Exact name of registrant as specified in its charter)

Indiana	3842	35-1418342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(see table of additional registrant guarantors below)

56 East Bell Drive

Warsaw, Indiana 46582

(574) 267-6639

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley J. Tandy

Senior Vice President, General Counsel and Secretary

Biomet, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

(574) 267-6639

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
6.500% Senior Notes due 2020	(1)	(1)	(1)	(1)
Guarantees of 6.500% Senior Notes due 2020(3)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
6.500% Senior Subordinated Notes due 2020	(1)	(1)	(1)	(1)
Guarantees of 6.500% Senior Subordinated Notes due 2020(3)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required. This registration statement includes securities that had previously been registered under the registrant’s market-making shelf registration statement on Form S-1 (333-188262) initially filed with the Securities and Exchange Commission on May 1, 2013 and amended from time to time thereafter (the “Previous Registration Statement”). In connection with the registration of such securities on the Previous Registration Statement, the registrant was not required to pay a filing fee pursuant to Rule 457(q). In accordance with Rule 429 of the Securities Act, the offering of any securities registered under the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2)	Each of Biomet, Inc.’s wholly-owned domestic subsidiaries jointly, severally and unconditionally guarantees the 6.500% Senior Notes due 2020 on a senior unsecured basis, and the 6.500% Senior Subordinated Notes due 2020 on a senior subordinated unsecured basis, in each case to the extent such subsidiaries guarantee our senior secured credit facilities. See inside facing page for table of additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the registration of the Guarantees.

The registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Biomet 3i, LLC	Florida	3842	59-2816882	4555 Riverside Drive Palm Beach Gardens, FL 33410 (561) 776-6700
Biomet Biologics, LLC	Indiana	3842	03-04079652	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Europe Ltd.	Delaware	3842	35-1603620	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Fair Lawn, LLC	Indiana	3842	31-1651311	20-01 Pollitt Drive Fairlawn, NJ 07410 (201) 797-7300
Biomet International Ltd.	Delaware	3842	35-2046422	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Leasing, Inc.	Indiana	3842	35-2076217	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Manufacturing, LLC	Indiana	3842	35-2074039	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Microfixation, LLC	Florida	3842	59-1692523	1520 Tradeport Drive Jacksonville, FL 32218-2482 (904) 741-4400
Biomet Orthopedics, LLC	Indiana	3842	35-2074037	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Sports Medicine, LLC	Indiana	3842	35-1803072	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639
Cross Medical Products, LLC	Delaware	3842	31-0992628	181 Technology Drive Irvine, CA 92618 (574) 267-6639
EBI Holdings, LLC	Delaware	3842	22-2407246	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
EBI, LLC	Indiana	3842	31-1651314	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
EBI Medical Systems, LLC	Delaware	3842	22-2406619	399 Jefferson Road Parsippany, NJ 07054 (973) 299-9300
Electro-Biology, LLC	Delaware	3842	22-2278360	#1 Electro-Biology Boulevard Los Frailes Industrial Park Guaynabo, Puerto Rico 00657 (787) 720-6855

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Biomet Florida Services, LLC	Florida	3842	20-0388276	1520 Tradeport Drive Jacksonville, FL 32218 (904) 741-4400
Implant Innovations Holdings, LLC	Indiana	3842	35-2088040	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639
Interpore Cross International, LLC	California	3842	33-0818017	181 Technology Drive, Irvine, CA 92618 (949) 453-3200
Interpore Spine Ltd.	Delaware	3842	95-3043318	181 Technology Drive, Irvine, CA 92618 (949) 453-3200
Kirschner Medical Corporation	Delaware	3842	52-1319702	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639
Biomet Trauma, LLC	Indiana	3842	27-3309062	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet U.S. Reconstruction, LLC	Indiana	3842	45-5118007	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639
Biomet Spine, LLC	Delaware	3842	46-4212199	310 Interlocken Parkway Broomfield, CO 80021 (303) 443-7500
Lanx, Inc.	Delaware	3842	26-1688290	310 Interlocken Parkway Broomfield, CO 80021 (303) 443-7500
Lanx Sales, LLC	Delaware	3842	80-0870455	310 Interlocken Parkway Broomfield, CO 80021 (303) 443-7500

EXPLANATORY NOTE

This Registration Statement relates to the previously filed Registration Statement on Form S-1 (File No. 333-188262) (the “Previous Registration Statement”) of Biomet, Inc. (“Biomet”). Biomet filed the Previous Registration Statement to register the following securities issued by Biomet and guaranteed by the guarantors named in the Registration Statement: $1,825,000,000 6.500% Senior Notes due 2020 (the “Senior Notes”) and $800,000,000 6.500% Senior Subordinated Notes due 2020 (the “Senior Subordinated Notes”). There were no applicable registration fees required to be paid at the time of the original filing of the Previous Registration Statement.

This Registration Statement has two purposes:

•	First, to register subsidiary guarantees of the Senior Notes and the Senior Subordinated Notes by certain additional subsidiaries (the “Additional Subsidiary Guarantors”) of Biomet, and to include the Additional Subsidiary Guarantors as registrants; and

•	Second, to update the Previous Registration Statement pursuant to Section 10(a)(3) of the Securities Act to incorporate by reference the consolidated financial statements and the notes thereto included in Biomet Annual Report on Form 10-K for the fiscal year ended May 31, 2013 (as updated in the Current Report on Form 8-K filed on April 11, 2014) and to update certain other information in the Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement, upon effectiveness, will serve as a post-effective amendment to the Previous Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2014

PRELIMINARY PROSPECTUS

$1,825,000,000 6.500% Senior Notes due 2020

$800,000,000 6.500% Senior Subordinated Notes due 2020

NOTES OFFERED

•	$1,825.0 million of our 6.500% Senior Notes due 2020, which we refer to as the senior notes.

•	$800.0 million of our 6.500% Senior Subordinated Notes due 2020, which we refer to as the senior subordinated notes. We refer to the senior notes and the senior subordinated notes collectively as the notes.

MATURITY

•	The senior notes will mature on August 1, 2020.

•	The senior subordinated notes will mature on October 1, 2020.

INTEREST

•	Senior notes: Interest is payable in cash and accrues at the rate of 6.500% per annum.

•	Senior subordinated notes: Interest is payable in cash and accrues at the rate of 6.500% per annum.

INTEREST PAYMENT DATES

•	Senior notes: August 1 and February 1, commencing February 1, 2013.

•	Senior subordinated notes: April 1 and October 1, commencing April 1, 2013.

REDEMPTION

•	We may redeem some or all of the senior notes on or after August 1, 2015 at redemption prices described in this prospectus.

•	We may redeem some or all of the notes on or after October 1, 2015 at redemption prices described in this prospectus.

CHANGE OF CONTROL

•	Upon certain change of control events, each holder of notes may require us to purchase all or a portion of such holder’s notes as described in this prospectus.

GUARANTEES

•	Each of our existing and future wholly-owned domestic restricted subsidiaries will jointly, severally and unconditionally guarantee the senior notes on a senior unsecured basis and the senior subordinated notes on a senior subordinated unsecured basis, in each case to the extent such subsidiaries guarantee our senior secured credit facilities.

RANKING

•	The senior notes and the related guarantees will be our senior unsecured obligations and will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment thereto; be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto (including our senior subordinated notes); and be effectively junior to our and our guarantors’ existing and future secured indebtedness (including the borrowings under our senior secured credit facilities), to the extent of the value of the collateral securing such indebtedness and to all existing and future liabilities of our non-guarantor subsidiaries.

•	The senior subordinated notes will be our senior subordinated unsecured obligations and will rank junior in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment thereto (including the senior notes); rank pari passu in right of payment to any of our existing and future senior subordinated indebtedness and other obligations; and be senior in right of payment to any future subordinated indebtedness and effectively junior to our and our guarantors’ existing and future secured indebtedness (including the borrowings under our senior secured credit facilities), to the extent of the value of the collateral securing such indebtedness and to all existing and future liabilities of our non-guarantor subsidiaries.

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider before investing in the notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. and any affiliates of Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Goldman, Sachs & Co. or its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

The date of this prospectus is             , 2014.

We are responsible for the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus and we take no responsibility for any other information that others may give you. This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of any document incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the notes, we refer you to the registration statement. We also file annual, quarterly, and current reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Our Internet address is www.biomet.com. There we make available free of charge, on or through the “Investors” section of our Web site, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our Web site, other than as specifically incorporated by reference into this prospectus, does not form a part of this prospectus.

Under the terms of the indentures relating to the notes, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and holders of the notes the information specified in the indentures. See “Description of Senior Notes” and “Description of Senior Subordinated Notes.”

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FORWARD-LOOKING STATEMENTS

Some of the statements made under the headings “Summary” and elsewhere in this prospectus contain forward-looking statements within the meaning of U.S. federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “could,” “expect,” “forecast,” “intend,” “may,” “anticipate,” “plan,” “predict,” “possibly,” “project,” “potential,” “estimate,” “should,” “will,” or similar expressions. These statements include, but are not limited to, statements related to:

•	the timing and number of planned new product introductions;

•	the effect of anticipated changes in the size, health and activities of the population or on the demand for our products;

•	assumptions and estimates regarding the size and growth of certain market categories;

•	our ability and intent to expand in key international markets;

•	the timing and anticipated outcome of clinical studies;

•	assumptions concerning anticipated product developments and emerging technologies;

•	the future availability of raw materials;

•	the anticipated adequacy of our capital resources to meet the needs of our business;

•	our continued investment in new products and technologies;

•	the ultimate marketability of products currently being developed;

•	our ability to successfully implement new technologies and transition certain manufacturing operations, including transitions to China;

•	our ability to manage working capital and generate adequate cash flows to service outstanding debt;

•	our ability to sustain sales and earnings growth;

•	our success in achieving timely approval or clearance of our products with domestic and foreign regulatory entities;

•	our success in implementing our operational improvement programs;

•	the stability of certain foreign economic markets;

•	the effect of foreign currency fluctuations on our results;

•	the impact of anticipated changes in the musculoskeletal industry and our ability to react to and capitalize on those changes;

•	our ability to successfully implement desired organizational changes;

•	the impact of our managerial changes;

•	our ability to take advantage of technological advancements;

•	our reliance on our private equity stockholders;

•	our $5,831.7 million of total indebtedness outstanding as of February 28, 2014, and our ability to incur additional indebtedness in the future; and

•	our inability to generate sufficient cash in order to meet our debt service obligations.

Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, our Principal Stockholders, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statement and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors”. We believe that these factors include:

•	changes in general economic conditions and interest rates;

•	changes in the availability of capital and financing sources;

•	changes in competitive conditions and prices in our markets;

•	changes to the regulatory environment for our products, including national health care reform;

•	the effects of incurring or having incurred a substantial amount of indebtedness under our 6.500% senior notes, 6.500% senior subordinated notes and senior secured credit facilities;

•	the effects upon us of complying with the covenants contained in our senior secured credit facilities and the indentures governing our 6.500% senior notes and 6.500% senior subordinated notes;

•	restrictions that the terms and conditions of our 6.500% senior notes and 6.500% senior subordinated notes and our senior secured credit facilities may place on our ability to respond to changes in our business or take certain actions;

•	changes in the relationship between supply of and demand for our products;

•	fluctuations in costs of raw materials and labor;

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•	the effect of foreign currency fluctuations on our results;

•	changes in other significant operating expenses;

•	decreases in sales of our principal product lines;

•	slowdowns or inefficiencies in our product research and development efforts;

•	increases in expenditures related to increased government regulation of our business;

•	developments adversely affecting our sales activities inside or outside the United States;

•	decreases in reimbursement levels by our customers, including certain of our foreign government customers that are experiencing financial distress;

•	difficulties in transitioning certain manufacturing operations to China and other locations;

•	challenges in effectively implementing restructuring and cost saving initiatives;

•	increases in cost-containment efforts from managed care organizations and other third-party payors;

•	loss of our key management and other personnel or inability to attract such management and other personnel;

•	increases in costs of retaining existing independent sales agents of our products;

•	potential future goodwill and/or intangible impairment charges;

•	inability to obtain, protect or enforce our intellectual property rights;

•	unanticipated expenditures related to litigation; and

•	failure to comply with the terms of the DPA (as defined elsewhere in this prospectus).

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

This prospectus includes industry data and forecasts that we obtained from industry and government publications and surveys, studies conducted by third parties, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third party forecasts and management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

TERMS USED IN THIS PROSPECTUS

Unless otherwise noted or indicated by the context, in this prospectus:

The term “guarantors”, as of the date of this prospectus with respect to both the senior notes and the senior subordinated notes, means Biomet 3i, LLC, Biomet Biologics, LLC, Biomet Europe Ltd., Biomet Fair Lawn, LLC, Biomet Florida Services, LLC, Biomet International Ltd, Biomet Leasing, Inc., Biomet Manufacturing, LLC, Biomet Microfixation, LLC, Biomet Orthopedics, LLC, Biomet Spine, LLC, Biomet Sports Medicine, LLC, Biomet U.S. Reconstruction, LLC, Biomet Trauma, LLC, Cross Medical Products, LLC, EBI Holdings, LLC, EBI, LLC, EBI Medical Systems, LLC, Electro-Biology, LLC, Implant Innovations Holdings, LLC, Interpore Cross International, LLC, Interpore Spine Ltd., Kirschner Medical Corporation, Lanx, Inc. and Lanx Sales, LLC. However, since each of our current and future wholly owned domestic restricted subsidiaries that is a guarantor of our senior secured credit facilities will fully and unconditionally guarantee the senior notes on a senior unsecured basis and the senior subordinated notes on a senior subordinated unsecured basis, the identities of the guarantors may change from time to time without notice. See “Description of Senior Notes—Guarantees” and “Description of Senior Subordinated Notes—Guarantees.”

                 The term “senior notes indenture” refers to the Senior Notes Indenture dated as of August 8, 2012 among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association and the First Supplemental Indenture, dated as of October 2, 2012 among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, collectively.

The term “senior subordinated notes indenture” refers to the Senior Subordinated Notes Indenture dated as of October 2, 2012 among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association.

The term “indentures” refers to the senior notes indenture and senior subordinated notes indenture, collectively.

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The term “senior notes registration rights agreements” refers to each of the registration rights agreements we entered into with the initial purchasers of the original senior notes concurrently with the sales of the original senior notes on August 8, 2012 and October 2, 2012, respectively.

The term “senior subordinated notes registration rights agreement” refers to registration rights agreement we entered into with the initial purchasers of the original senior subordinated notes concurrently with the sale of the original senior subordinated notes on October 2, 2012.

The term “registration rights agreements” refers to the senior notes registration rights agreements and the senior subordinated notes registration rights agreement, collectively.

References to our fiscal years through and including fiscal 2013 are to the twelve months ended on May 31 of such year.

SUMMARY

This summary highlights aspects of our business and the notes. You should, however, carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and our consolidated financial statements and the notes thereto incorporated by reference into this prospectus before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Forward-Looking Statements.”

Unless the context otherwise requires or indicates, references to “Biomet,” “the Company,” “we,” “us” and “our” refer to Biomet, Inc. and its subsidiaries.

Our Company

General

Biomet, Inc., an Indiana corporation incorporated in 1977, is one of the largest orthopedic medical device companies in the United States and worldwide with operations in more than 50 locations throughout the world and distribution in approximately 90 countries. Our principal subsidiaries include Biomet U.S. Reconstruction, LLC; Biomet Orthopedics, LLC; Biomet Manufacturing, LLC; Biomet Europe BV; EBI, LLC; Biomet 3i, LLC; Biomet International Ltd.; Biomet Microfixation, LLC; Biomet Sports Medicine, LLC; Biomet Trauma, LLC; and Biomet Biologics, LLC. We design, manufacture and market surgical and non-surgical products used primarily by orthopedic surgeons and other musculoskeletal medical specialists. We operate in one reportable business segment, musculoskeletal products, which includes the design, manufacture and marketing of products in six major categories: Knees, Hips, Sports, Extremities, Trauma, or S.E.T., Spine, Bone Healing and Microfixation, Dental and Cement, Biologics and Other Products. We have three geographic markets: United States, Europe and International.

Corporate Information

Biomet is incorporated in the State of Indiana. Our principal executive offices are located at 56 East Bell Drive, Warsaw, Indiana 46582. Our website address is www.biomet.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on any such information in deciding whether to purchase the notes. We have included our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website. For additional information, contact our Corporate Communications department at (574) 372-1514.

Ownership and Corporate Structures

LVB Acquisition, Inc., or “Parent,” owns all of our issued and outstanding capital stock. LVB Acquisition Holding, LLC (“Holding”) owns 97.19% of the issued and outstanding capital stock of Parent. Substantially all the equity interests in Holding are owned, directly or indirectly, by a consortium of private equity funds affiliated with The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Global, LLC (together with its affiliates, “TPG”), and their co-investors (jointly, the “Sponsors”).

Summary of the Terms of the Notes

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of the prospectus entitled “Description of Senior Notes” and “Description of Senior Subordinated Notes.” For purposes of this summary and the “Description of Senior Notes” and “Description of Senior Subordinated Notes,” references to “the Company,” “Biomet,” “the issuer,” “we,” “our” and “us” refer only to Biomet, Inc. and not to its subsidiaries.

Issuer	Biomet, Inc.

Notes Offered

Senior Notes	$1,825 million in aggregate principal amount of 6.500% Senior Notes due 2020.

Senior Subordinated Notes	$800 million in aggregate principal amount of 6.500% Senior Subordinated Notes due 2020.

Maturity Dates	The senior notes will mature on August 1, 2020. The senior subordinated notes will mature on October 1, 2020.

Interest Rates	Interest on the notes will be payable in cash and will accrue at a rate of 6.500% per annum.

Interest Payment Dates

Senior Notes	August 1 and February 1, commencing February 1, 2013.

Senior Subordinated Notes	April 1 and October 1, commencing April 1, 2013.

Guarantees	Each of our existing and future wholly-owned domestic restricted subsidiaries has jointly, severally and unconditionally guaranteed the senior notes on a senior unsecured basis and the senior subordinated notes on a senior subordinated unsecured basis, in each case to the extent such subsidiaries guarantee our senior secured credit facilities.

Ranking

Senior Notes

The senior notes are our senior unsecured obligations and rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment thereto; are senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto (including our senior subordinated notes); and are effectively junior to our existing and future secured indebtedness (including the borrowings under our senior secured credit facilities), to the extent of the value of the collateral securing such indebtedness and to all existing and future liabilities of our non-guarantor subsidiaries.

Similarly, the guarantees of the senior notes are such guarantors’ senior unsecured obligations and rank pari passu in right of payment with all existing and future indebtedness of each guarantor that is not expressly subordinated thereto; are senior in right of payment to any future indebtedness of each guarantor that is expressly subordinated in right of payment thereto; and are effectively junior to all existing and future secured indebtedness of each guarantor to the extent of the value of the collateral securing such indebtedness.

Senior Subordinated Notes

The senior subordinated notes are our senior subordinated unsecured obligations and rank junior in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment thereto (including the senior notes); rank pari passu in right of payment to any of our existing and future senior subordinated indebtedness and other obligations; and are senior in right of payment to any future subordinated indebtedness and effectively junior to our existing and future secured indebtedness (including the borrowings under our senior secured credit facilities), to the extent of the value of the collateral securing such indebtedness and to all existing and future liabilities of our non-guarantor subsidiaries.

Similarly, the guarantees of the senior subordinated notes are such guarantors’ senior subordinated unsecured obligations, and rank junior in right of payment with all existing and future indebtedness of each guarantor that is not expressly subordinated thereto; rank pari passu in right of payment to any of our existing and future senior subordinated indebtedness and other obligations; and are senior in right of payment to any future indebtedness of each guarantor that is expressly subordinated in right of payment thereto and effectively junior to all existing and future secured indebtedness of each guarantor to the extent of the value of the collateral securing such indebtedness.

Optional Redemption

Senior Notes

At any time prior to August 1, 2015, we may redeem up to 35% of the aggregate principal amount of the senior notes with the net proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to August 1, 2015, we may redeem the senior notes, in whole or in part, at our option, at a redemption price equal to 100% of their principal amount plus a “make-whole premium” and accrued and unpaid interest, if any, to the date of redemption.

On and after August 1, 2015, we may redeem some or all of the senior notes at any time at the redemption prices set forth in this prospectus plus accrued and unpaid interest, if any, to the date of redemption.

See “Description of Senior Notes—Optional Redemption.”

Senior Subordinated Notes

At any time prior to October 1, 2015, we may redeem up to 40% of the aggregate principal amount of the senior subordinated notes with the net proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to October 1, 2015, we may redeem the senior subordinated notes, in whole or in part, at our option, at a redemption price equal to 100% of their principal amount plus a “make-whole premium” and accrued and unpaid interest, if any, to the date of redemption.

On and after October 1, 2015, we may redeem some or all of the senior subordinated notes at any time at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption.

See “Description of Senior Subordinated Notes—Optional Redemption.”

Change of Control	Upon certain change of control events, each holder of notes may require us to purchase all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See “Description of Senior Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of Senior Notes—Certain Definitions,” and “Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of Senior Subordinated Notes—Certain Definitions.”

Certain Covenants

The indentures governing the notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•   pay dividends on, redeem or repurchase capital stock or make other restricted payments;

•   make investments;

•   incur indebtedness or issue certain equity;

•   create certain liens;

•   incur obligations that restrict the ability of our subsidiaries to make dividend or other payments to us;

•   enter into transactions with our affiliates;

•   create or designate unrestricted subsidiaries; and

•   consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the headings “Description of Senior Notes” and “Description of Senior Subordinated Notes” in this prospectus.

Certain of these covenants will be suspended if the notes are assigned an investment grade rating by Standard & Poor’s Rating Services (“Standard & Poor’s”) and Moody’s Investors Services, Inc. (“Moody’s”) and no default has occurred and is continuing. If either rating on the notes should subsequently decline to below investment grade or a default occurs and is continuing, the suspended covenants will be reinstated.

Listing	We do not intend to list the notes on any securities exchange.

Governing Law	The notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of some of the factors you should carefully consider before investing in the notes.

RISK FACTORS

You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 30, 2013, November 30, 2013 and February 28, 2014, which are incorporated by reference in this prospectus, as well as the other information contained in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 30, 2013, November 30, 2013 and February 28, 2014, before investing in the notes. We cannot assure you that any of the events discussed in or incorporated by reference into this prospectus will not occur. In such case, you may lose all or part of your original investment in the notes.

Risks Related to Our Indebtedness and the Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes and any other outstanding indebtedness, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We are highly leveraged. As of February 28, 2014, we had total indebtedness of $5,831.7 million (compared to total indebtedness of $5,966.4 million as of May 31, 2013). The following chart shows our level of indebtedness as of February 28, 2014 and May 31, 2013:

(in millions)	February 28, 2014	May 31, 2013
Debt Instruments
European facility	$—	$2.3
China facility	2.3	6.0
Term loan facilities	3,070.6	3,295.4
Cash flow revolving credit facility	—	—
Asset-based revolving credit facility	100.0	—
6.500% Senior Notes due 2020	1,825.0	1,825.0
6.500% Senior Subordinated Notes due 2020	800.0	800.0
Premium on notes	33.8	37.7

Total debt	$5,831.7	$5,966.4

As of February 28, 2014, we had outstanding approximately $3,070.6 million in aggregate principal amount of indebtedness under our senior secured credit facilities that bears interest at a floating rate and we had a $100.0 million outstanding principal balance under our asset-based revolving credit facility. We have also entered into a series of interest rate swap agreements to fix the interest rates on approximately 44% of the borrowings under our senior secured credit facilities as of February 28, 2014.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in an event of default under such instruments, including the indentures;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	increase the risk we assess with our counterparties which could affect the fair value of our derivative instruments related to our debt facilities noted above;

•	place us at a competitive disadvantage compared to our competitors that are less highly leveraged and therefore able to take advantage of opportunities that our indebtedness prevents us from exploiting;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	limit our noteholders’ rights to receive payments under the notes and any other outstanding notes if secured creditors have not been paid;

•	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development, debt service requirements, execution of our business strategy and other corporate purposes; and

•	prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indentures.

Restrictions imposed by our indentures, our senior secured credit facilities and our other outstanding indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.

The agreements governing our indebtedness, including the indentures, contain various covenants that limit our discretion in the operation of our business and also require us to meet financial maintenance tests and other covenants. The failure to comply with such tests and covenants could have a material adverse effect on us. The agreements governing our indebtedness, including the indentures, restrict our and our restricted subsidiaries’ ability, among other things, to:

•	incur additional indebtedness;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

•	make investments, loans, advances and acquisitions;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•	engage in transactions with our affiliates;

•	sell assets, including capital stock of our subsidiaries;

•	consolidate or merge;

•	create liens; and

•	enter into sale and lease-back transactions.

The terms of our senior secured credit facilities also restrict Parent from conducting any business or operations other than, among others, (i) owning Biomet, (ii) maintaining its legal existence, (iii) performing its obligations with respect to the senior secured credit facilities and the indentures governing the notes, (iv) publicly offering its common stock, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its subsidiaries and guaranteeing the obligations of its subsidiaries, or (vi) providing indemnification to our officers and directors.

In addition, if borrowing availability under our senior secured revolving credit facilities is less than 10% of the sum of aggregate commitments under our asset-based revolving credit facility and the revolving credit commitments under our cash flow credit facilities at any time, we are required to maintain a fixed charge coverage ratio as of the end of the most recently ended fiscal quarter that must be greater than or equal to 1.00 to 1.00. In the event of a default under any of our senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the agreements governing our senior secured credit facilities to be immediately due and payable. If the indebtedness under our senior secured credit facilities, or the notes were to be accelerated, our assets may not be sufficient to repay such indebtedness in full. In particular, noteholders will be paid only if we have assets remaining after we pay amounts due on our secured indebtedness, including our senior secured credit facilities.

We, including our subsidiaries, have the ability to incur substantially more indebtedness, including senior secured indebtedness, and our noteholders’ right to receive payments on each series of notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under its guarantee of our senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly-owned U.S. subsidiaries and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists at such time under the indentures. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in the guarantors, it is possible that there would be no assets remaining from which noteholders’ claims could be satisfied or, if any assets remained, they might be insufficient to satisfy noteholders’ claims in full.

Subject to the restrictions in our senior secured credit facilities and the indentures, we, including our subsidiaries, may incur significant additional indebtedness. As of February 28, 2014:

•	we and the guarantors had approximately $330.0 million available for borrowing under our cash flow revolving credit facilities, which, if borrowed, would be senior secured indebtedness;

•	we and the guarantors had $348.1 million available for borrowing under our asset-based revolving credit facility, subject to borrowing base limitations, which, if borrowed, would be senior secured indebtedness;

•	we and the guarantors have the option to incur additional incremental term loans or increase the cash flow revolving credit facilities commitments under our senior secured credit facilities up to an amount that would cause our Senior Secured Leverage Ratio (as defined in our senior secured credit facilities) to be equal to or less than 4.50 to 1.00, which, if borrowed, would be senior secured indebtedness; and

•	we and the guarantors have the option to increase the asset-based revolving credit facility commitments under our asset-based revolving credit facility by up to $100.0 million, which, if borrowed, would be senior secured indebtedness.

Although the terms of our senior secured credit facilities and the indentures contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of important exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. If we and our restricted subsidiaries incur significant additional indebtedness, the related risks that we face could intensify.

As of February 28, 2014, we also had $17.7 million available for borrowing under our China Facility which is net of $2.3 million of outstanding borrowings.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the indentures, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could limit our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facilities and indentures restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Claims of noteholders will be structurally subordinated to claims of creditors of all our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. subsidiaries or any of our less than wholly owned U.S. subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. Therefore, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

For the nine months ended February 28, 2014 and the fiscal years ended May 31, 2013 and 2012, our non-guarantor subsidiaries accounted for $859.3 million, or 36% of our consolidated net sales, $1,130.6 million, or 37% of our consolidated net sales and $1,068.3 million or 38% of our consolidated net sales, respectively. As of February 28, 2014 and May 31, 2013 and 2012, our non-guarantor subsidiaries accounted for approximately $2,420.5 million, or 25%, $2,622.1 million, or 27%, and $2,734.3 million, or 26% of our consolidated assets, respectively, and approximately $499.8 million, or 6.5%, $439.4 million, or 5.6%, and $413.1 million, or 5.3% of our consolidated liabilities, respectively. All amounts are presented after giving effect to intercompany eliminations.

The lenders under our senior secured credit facilities will have the discretion to release any guarantors under these facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under our senior secured credit facilities remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of the notes or the trustee under the indentures, at the discretion of lenders under our senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under our senior secured credit facilities or any other indebtedness. The lenders under our senior secured credit facilities will have the discretion to release the guarantees under our senior secured credit facilities in a variety of circumstances. Noteholders will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facilities and the indentures.

In the event of such default:

•	the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	the subordination provisions in senior subordinated notes may prevent us from paying any obligation with respect to such notes.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Your right to receive payments on the senior subordinated notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt (including the senior notes) and any of our future senior indebtedness.

The senior subordinated notes will be general unsecured senior subordinated obligations that will rank junior in right or payment to all of our existing and future senior indebtedness. We may not pay principal, premium, if any, interest or other amounts on account of the notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including the senior notes and borrowings under our senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to certain of our senior indebtedness, we may not be permitted to pay any amount on account of the notes for a designated period of time.

Because of the subordination provisions in the indenture governing the senior subordinated notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the senior subordinated notes until we have made all payments in cash on our senior indebtedness, see “Description of Senior Subordinated Notes.” Sufficient assets may not remain after all these payments have been made to make any payments on the senior subordinated notes, including payments of principal or interest when due. See “Description of Other Indebtedness” for a description of the outstanding indebtedness that will rank senior to the senior subordinated notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indentures and a cross default under our senior secured credit facilities. Our senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Any such fluctuation may impact the trading price of the notes. In addition, developments in our business and operations could lead to a ratings downgrade which could adversely affect the trading price of the notes, or the trading market for the notes.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than the rating expected by the noteholders. Ratings agencies also may lower ratings on the notes or any of our other debt in the future, or may choose to cease providing ratings on the notes or such other debt. If rating agencies assign a lower than expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the notes could significantly decline.

Certain covenants under the indentures will be suspended if and for so long as the notes are rated “investment grade” by both Standard & Poor’s and Moody’s and no default has occurred and is continuing. These covenants restrict, among other things, our and our restricted subsidiaries’ ability to incur or guarantee debt or issue certain stock, pay dividends, make distributions on, or redeem or repurchase, capital stock and enter into transactions with affiliates. Because these restrictions would not apply if the notes are rated investment grade, we would be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the notes. In addition, we would not have to make certain offers to repurchase the notes. These covenants would be reinstated if the credit ratings assigned to the notes later declined below investment grade or a default occurs and is continuing.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees, and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•	we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, noteholders may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

We are indirectly owned and controlled by the Sponsors, and the Sponsors’ interests as equity holders may conflict with the interests of noteholders as creditors.

Biomet is a subsidiary of Parent, which is controlled by the Sponsors, and, accordingly, the Sponsors have the ability to control our policies and operations. The interests of the Sponsors may not in all cases be aligned with our noteholders’ interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with our noteholders’ interests. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to holders of the notes. Furthermore, the Sponsors may in the future own businesses that directly or indirectly compete with us. The Sponsors also may pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. and its affiliates in market-making transactions. We will not receive any of the proceeds from such transactions.

DESCRIPTION OF SENIOR NOTES

General

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Issuer” refers only to Biomet, Inc. and not to any of its subsidiaries and (2) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries. Defined terms in this “Description of Senior Notes” may have different meanings than similar or identical terms used in the “Description of Senior Subordinated Notes” below. For example, references to “Guarantees” or “Guarantors” in this “Description of Senior Notes” means guarantees or guarantors of the senior notes, and not guarantees or guarantors of the senior subordinated notes.

The Issuer issued $1,000.0 million aggregate principal amount of senior notes under an indenture dated as of August 8, 2012 and $825.0 million of senior notes under a supplemental indenture dated as of October 2, 2012 (collectively, the “senior notes indenture”) among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The senior notes indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939. Except as set forth herein, the terms of the senior notes will be substantially identical in all material respects and include those stated in the senior notes indenture and those made part of the senior notes indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the senior notes indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the senior notes indenture, including the definitions therein of certain terms used below. We urge you to read the senior notes indenture because it, and not this description, defines your rights as Holders of the senior notes. You may request copies of the senior notes indenture at our address set forth under “Where You Can Find Additional Information.”

Brief Description of the Senior Notes

The senior notes:

•	are general, unsecured, senior obligations of the Issuer;

•	rank equally in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

•	are effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facilities), to the extent of the value of the collateral securing such Secured Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not guarantee the senior notes;

•	are senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer; and

•	are initially guaranteed on a senior unsecured basis by the Guarantors and will also be guaranteed in the future by each Subsidiary, if any, that guarantees Indebtedness under the CF Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally, irrevocably and unconditionally, guarantee, on an unsecured senior basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the senior notes indenture and the senior notes, whether for payment of principal of, premium, if any, or interest in respect of the senior notes, expenses, indemnification or otherwise, on the terms set forth in the senior notes indenture by executing the senior notes indenture.

The Guarantors guarantee the senior notes and, in the future, each direct and indirect Subsidiary of the Issuer that guarantees Indebtedness under the CF Credit Facilities will guarantee the senior notes. Each of the Guarantees of the senior notes is a general, unsecured, senior obligation of each Guarantor, ranks equally in right of payment with all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s guarantee of the CF Credit Facilities), is effectively subordinated to all Secured Indebtedness of such Guarantor (including such Guarantor’s guarantee of the CF Credit Facilities), to the extent of the value of the collateral securing such Secured Indebtedness, and ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor (including such Guarantor’s guarantee of the senior subordinated notes). Each of the Guarantees of the senior notes is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not guarantee the senior notes.

Not all of the Issuer’s Subsidiaries guarantee the senior notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the senior notes. For the nine months ended February 28, 2014, the non-guarantor Subsidiaries of the Issuer accounted for approximately $859.3 million, or 36% of the Issuer’s consolidated net sales. As of February 28, 2014, the non-guarantor Subsidiaries of the Issuer accounted for approximately $2,420.5 million, or 25% of the Issuer’s consolidated total assets and approximately $499.8 million, or 6.5% of the Issuer’s consolidated liabilities.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees, and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the senior notes indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell all or substantially all of its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the senior notes indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)	any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the senior notes indenture;

(2)	the release or discharge of the guarantee by such Guarantor of Indebtedness under the CF Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(3)	upon the dissolution of such Guarantor; provided that no Default or Event of Default has occurred and is continuing;

(4)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the senior notes indenture; or

(5)	the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the senior notes indenture in accordance with the terms of the senior notes indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the senior notes indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the senior notes and the payment of any Guarantee ranks equally in right of payment to all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities.

The senior notes and the Guarantees are effectively subordinated in right of payment to all of the Issuer’s and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the collateral securing such Secured Indebtedness. As of February 28, 2014, the Issuer and the Guarantors had $3,170.6 million of Secured Indebtedness outstanding, consisting of borrowings and the related guarantees under the Senior Credit Facilities and the asset-based revolving credit facility. As of February 28, 2014, the Issuer had (1) the option to raise additional incremental term loans or incremental cash flow revolving facility commitments under the CF Credit Facilities of up to an amount that would cause our Senior Secured Leverage Ratio (as defined in the CF Credit Facilities) to be equal to or less than 4.50 to 1.00, which, if borrowed, would be Secured Indebtedness and (2) the option to raise additional incremental asset-based revolving credit facility commitments under the ABL Facilities by up to $100.0 million, which, if borrowed, would be Secured Indebtedness.

Although the senior notes indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Issuer’s Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. The senior notes indenture does not limit the amount of additional Indebtedness that the Parent may incur. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Senior Notes

The Issuer maintains one or more paying agents for the senior notes. The initial paying agent for the senior notes is the Trustee.

The Issuer also maintains one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the senior notes is the Trustee. The registrar maintains a register reflecting ownership of the senior notes outstanding from time to time. The registered Holder of a senior note is treated as the owner of the senior notes for all purposes. The transfer agent will make payments on and facilitate transfer of senior notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If the senior notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or senior notes in accordance with the senior notes indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of senior notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any senior note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer will not be required to transfer or exchange any senior note for a period of 15 days before a selection of senior notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $1,825.0 million of senior notes. The senior notes will mature on August 1, 2020. Subject to compliance with the covenant described below under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional senior notes from time to time under the senior notes indenture (“Additional Senior Notes”). The senior notes offered by the Issuer and any Additional Senior Notes subsequently issued under the senior notes indenture will be treated as a single class for all purposes under the senior notes indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments. Unless the context requires otherwise, references to “senior notes” for all purposes of the senior notes indenture and this “Description of Senior Notes” include any Additional Senior Notes that are actually issued. The senior notes have been issued in denominations of $1,000 and any integral multiples of $1,000 in excess of $1,000.

Interest Payments

Interest on the senior notes accrues at the rate of 6.500% per annum. Interest on the senior notes is payable semi-annually in arrears on each August 1 and February 1, commencing August 1, 2013 to the Holders of senior notes of record on the immediately preceding July 15 and January 15. Interest on the senior notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the senior notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the senior notes in certain circumstances pursuant to the Senior Notes Registration Rights Agreements, or as described under “Events of Default and Remedies.” All references in the senior notes indenture and this “Description of Senior notes,” in any context, to any interest or other amount payable on or with respect to the senior notes shall be deemed to include any Additional Interest payable pursuant to the Senior Notes Registration Rights Agreements and under “Events of Default and Remedies.”

Payment of Principal, Premium and Interest

Payments of principal of, premium, if any, and interest on the senior notes is payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the senior notes at their respective addresses set forth in the register of Holders; provided that (1) all payments of principal, premium, if any, and interest with respect to the senior notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (2) all payments of principal, premium, if any, and interest with respect to certificated senior notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes. However, under certain circumstances, the Issuer may be required to offer to purchase senior notes as described under “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase senior notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the senior notes at its option prior to August 1, 2015.

At any time prior to August 1, 2015, the Issuer may redeem all or a part of the senior notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the senior notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after August 1, 2015, the Issuer may redeem the senior notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the senior notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2015	104.875%
2016	103.250%
2017	101.625%
2018 and thereafter	100.000%

In addition, until August 1, 2015, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of senior notes issued under the senior notes indenture at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of senior notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (a) at least 50.0% of the sum of the aggregate principal amount of senior notes originally issued under the senior notes indenture on the Issue Date and any Additional Senior Notes that are issued under the senior notes indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. All redemptions or notices may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. If any senior notes are listed on an exchange, and the rules of such exchange so require, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any senior notes outstanding following any partial redemption of the senior notes.

Selection and Notice

If the Issuer is redeeming less than all of the senior notes issued under the senior notes indenture at any time, the Trustee will select the senior notes to be redeemed (1) if the senior notes are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate. No senior notes of $1,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of senior notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior notes or a satisfaction and discharge of the senior notes indenture. If any senior note is to be redeemed in part only, any notice of redemption that relates to such senior note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to senior notes represented by certificated notes, the Issuer will issue a new senior note in a principal amount equal to the unredeemed portion of the senior note in the name of the Holder upon cancellation of the original senior note. Senior notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on the senior notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The senior notes indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding senior notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the senior notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the senior notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of senior notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all senior notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any senior note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all senior notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any senior notes purchased pursuant to a Change of Control Offer will be required to surrender such senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such senior notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered senior notes and their election to require the Issuer to purchase such senior notes, provided that the paying agent receives, not later than the close of business on the Expiration Date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the senior notes, the principal amount of senior notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior notes and its election to have such senior notes purchased;

(7) that Holders whose senior notes are being purchased only in part will be issued new senior notes and such new senior notes will be equal in principal amount to the unpurchased portion of the senior notes surrendered. The unpurchased portion of the senior notes must be equal to at least $1,000 or any integral multiple of $1,000 in excess of $1,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the senior notes indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the senior notes indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all senior notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the senior notes so accepted together with an Officer’s Certificate to the Trustee stating that such senior notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the senior notes indenture). If we experience a change of control that triggers a default under the Senior Credit Facilities, we could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable and cause a Qualified Securitization Facility to be wound down.

Our ability to pay cash to the Holders of senior notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the senior notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the issue date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the senior notes indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the senior notes indenture can be waived only with the consent of the Holders of a majority in principal amount of the senior notes then outstanding. Except for the limitations contained in such covenants, however, the senior notes indenture does not contain any covenants or provisions that may afford Holders of the senior notes protection in the event of a highly leveraged transaction.

The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the senior notes indenture applicable to a Change of Control Offer made by the Issuer and purchases all senior notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of senior notes may require the Issuer to make an offer to repurchase the senior notes as described above.

The provisions under the senior notes indenture relative to the Issuer’s obligation to make an offer to repurchase the senior notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

Asset Sales

The senior notes indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate directly or indirectly an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale, (1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Indebtedness that is secured by a Lien, which Lien is permitted by the senior notes indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the senior notes as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of senior notes to be repurchased; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all Holders of the senior notes and, if required by the terms of any Indebtedness that is pari passu with the senior notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness

(an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the senior notes and such Pari Passu Indebtedness that is in an amount equal to at least $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the senior notes indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $75.0 million by delivering the notice required pursuant to the terms of the senior notes indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $75.0 million or less.

To the extent that the aggregate amount of senior notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the senior notes indenture. If the aggregate principal amount of senior notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the senior notes on a pro rata basis and the Issuer shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the senior notes indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the senior notes indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the senior notes indenture by virtue thereof.

The provisions under the senior notes indenture relative to the Issuer’s obligation to make an offer to repurchase the senior notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the senior notes indenture. During any period of time that (i) the senior notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the senior notes indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of Senior Notes” section of this prospectus will not be applicable to the senior notes (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the senior notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the senior notes indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the senior notes below an Investment Grade Rating, then the Issuer and its Restricted

Subsidiaries will thereafter again be subject to the Suspended Covenants under the senior notes indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this “Description of Senior Notes” as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the senior notes indenture with respect to the senior notes; provided that (i) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (ii) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the senior notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after September 25, 2007 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50.0% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on September 1, 2007 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after September 25, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after September 25, 2007 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following September 25, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries (other than by the Issuer or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after September 25, 2007; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after September 25, 2007; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after September 25, 2007, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $125.0 million, shall be determined by the board of directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions do not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the senior notes indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividend thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividend on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or (ii) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired, defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the senior notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former (A) employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause (A) does not exceed $20.0 million in the first fiscal year following the Issue Date (which amount shall be increased by $5.0 million each fiscal year thereafter and, if applicable, will be increased to $40.0 million following the consummation of an underwritten public Equity Offering) (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any fiscal year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering)); and (B) distributor (or its respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any distributor equity plan or agreement; provided that the aggregate amount of Restricted Payments made under this clause (B) does not exceed the greater of (i) $100.0 million and (ii) 1.0% of Total Assets; provided, further, that each of the amounts in any fiscal year under (A) and (B) may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, managers, distributors or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Issuer or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the senior notes indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed greater of (a) $300.0 million and (b) 3.0% of Total Assets;

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (a) $300.0 million and (b) 2.75% of Total Assets;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all senior notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

(f) [reserved];

(g) amounts payable pursuant to the Management Fee Agreement, solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(h) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer; and

(i) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the senior notes indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents).

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the next to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the senior notes indenture.

As of February 28, 2014, we have approximately $926.4 million of Restricted Payment capacity under clause (3) of the first paragraph of this covenant and an additional $300.0 million of other Restricted Payments capacity under clause (11) of the second paragraph of this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence by the Issuer or any Restricted Subsidiary pursuant to one or more Credit Facilities, including through the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), of: (a) Indebtedness in an aggregate principal amount up to the sum of $3,165.0 million and €835.0 million and (b) Indebtedness in an aggregate principal amount that could be incurred such that at the time of incurrence and after giving effect thereto the Senior Secured Leverage Ratio would not exceed 4.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided that in calculating the Senior Secured Leverage Ratio solely for purposes of this clause (1), any unsecured Indebtedness incurred under this clause (1) shall be deemed to be Secured Indebtedness solely for purposes of calculating the Senior Secured Leverage Ratio for this clause (1);

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the senior notes (including any Guarantee) and the exchange notes and related exchange guarantees to be issued in exchange for senior notes and the Guarantees pursuant to the Senior Notes Registration Rights Agreements (but excluding any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred or issued and outstanding under this clause (4), not to exceed 5.0% of Total Assets (in each case, determined at the date of incurrence) at any time outstanding, so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the senior notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the senior notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the senior notes indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clause (1) or (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or, subject to the third paragraph of this covenant, any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $550.0 million and (y) 5.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clauses (14) and (24) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the senior notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to the senior notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness outstanding under a Credit Facility and Obligations secured by Permitted Liens.

(14) (a) Indebtedness or Disqualified Stock of the Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the senior notes indenture; provided that after giving effect to such acquisition or merger, either

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(ii) the Fixed Charge Coverage Ratio for the Issuer is equal to or greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the senior notes indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers, distributors and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(19) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Foreign Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer in an amount not to exceed at any one time outstanding the greater of (i) $100.0 million and (ii) 5.0% of the Foreign Subsidiary Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for the purpose of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23));

(24) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $100.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (24) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (24) shall cease to be deemed incurred or outstanding for purposes of this clause (24) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (24)); and

(25) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

Restricted Subsidiaries of the Issuer that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clause (12)(b), (14)(a) or (24) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors incurred or issued pursuant to the first paragraph of this covenant and clauses (12)(b), (14)(a) and (24) of the second paragraph of this covenant, collectively, would exceed $600.0 million.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated or Euro-denominated, as the case may be, restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent or Euro-equivalent, as the case may be, principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated or Euro-denominated, as the case may be, restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated or Euro-denominated, as the case may be, restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The senior notes indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the senior notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The senior notes indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the senior notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the senior notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the senior notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the senior notes indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens securing Indebtedness permitted to be incurred under the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Senior Secured Leverage Ratio would be no greater than 4.50 to 1.00.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the senior notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the senior notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Issuer would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the senior notes indenture, the senior notes and the Senior Notes Registration Rights Agreements; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the senior notes indenture, and an Opinion of Counsel that such supplemental indenture is the valid and binding obligation of the Issuer and the Guarantors and enforceable in accordance with its terms.

The Successor Company will succeed to, and be substituted for the Issuer under the senior notes indenture, the Guarantees and the senior notes, as applicable. Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the senior notes indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the senior notes indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the senior notes indenture, and an Opinion of Counsel that such supplemental indenture is the valid and binding obligation of the Successor Person and enforceable in accordance with its terms; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the senior notes indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the senior notes indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the senior notes indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, advisory and other fees and related expenses pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses accrued in any prior year) and the termination fees pursuant to the Management Fee Agreement, or any amendment thereto so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, current or former employees, directors, officers, managers, distributors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as contemplated by the offering circular relating to the initially offered senior notes dated July 25, 2012 and the offering circular relating to the subsequently offered additional senior notes dated September 18, 2012;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the senior notes indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with the ABL Facilities or any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or any distributor equity plan or agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) investments by any of the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business; and

(19) any transition services arrangements, supply arrangements and similar arrangements entered into in connection with or in contemplation of dispositions of assets or Equity Interests in any Restricted Subsidiary not otherwise prohibited by the terms of the senior notes indenture that the Issuer determines in good faith are either fair to the Issuer or otherwise on customary terms for such type of arrangements in connection with similar transactions.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, Hedging Obligations;

(b) the senior notes indenture, the senior notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility;

(m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(n) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the senior notes indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the senior notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facilities by the ABL Financing Entities or of any Qualified Securitization Facility by any Restricted Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the senior notes indenture requires the Issuer to file with the SEC from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of senior notes, in addition to providing such information to the Trustee and the Holders of the senior notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any senior notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the senior notes, the senior notes indenture permits the Issuer to satisfy its obligations in this covenant by furnishing reports of such parent; provided that the same is accompanied, to the extent material to investors in the senior notes, by consolidating financial and other information that explains in reasonable detail the differences between the information in such reports relating to such parent, on the one hand, and the information relating to the Issuer and its consolidated Subsidiaries on a standalone basis, on the other hand. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offers or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the registration statement or shelf registration statement (or any other similar registration statement) of the exchange offers, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the offering circulars relating to the senior notes dated July 25, 2012 and September 18, 2012, to the extent filed within the time specified above, or (2) by posting on its website and providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

The Issuer shall use its commercially reasonable efforts, consistent with its judgment as to what is prudent at the time, to participate in quarterly conference calls to discuss operating results and related matters. The Company shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Issuer to obtain access to the conference call.

Events of Default and Remedies

The senior notes indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the senior notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the senior notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30.0% in principal amount of the then outstanding senior notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the senior notes indenture or the senior notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $75.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the senior notes indenture or the release of any such Guarantee in accordance with the senior notes indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the senior notes indenture, the Trustee or the Holders of at least 30.0% in principal amount of the then total outstanding senior notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior notes will become due and payable without further action or notice. The senior notes indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee has no obligation to accelerate the senior notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the senior notes.

The senior notes indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior notes by notice to the Trustee may on behalf of the Holders of all of the senior notes waive any existing Default and its consequences under the senior notes indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any senior note held by a non-consenting Holder) and rescind any acceleration with respect to the senior notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the senior notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the senior notes indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) is the payment of liquidated damages, and the Holders do not have any right under the senior notes indenture to accelerate the maturity of the senior notes as a result of any such breach. If a breach of our obligation under the senior notes indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) continues for 90 days after notice thereof is given in accordance with the senior notes indenture, we will pay liquidated damages to all the Holders of the senior notes at a rate per annum equal to (i) 0.25% per annum of the principal amount of the senior notes from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the senior notes from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such Additional Interest will cease to accrue, and the senior notes will be subject to acceleration as provided above if the Event of Default is continuing. The provisions of the senior notes indenture described in this paragraph will not affect the rights of the Holders of senior notes in the event of the occurrence of any other Event of Default.

Subject to the provisions of the senior notes indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the senior notes indenture at the request or direction of any of the Holders of the senior notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of an senior note may pursue any remedy with respect to the senior notes indenture or the senior notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30.0% in principal amount of the total outstanding senior notes have requested the Trustee to pursue the remedy;

(3) Holders of the senior notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding senior notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the senior notes indenture the Holders of a majority in principal amount of the total outstanding senior notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the senior notes indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a senior note or that would involve the Trustee in personal liability.

The senior notes indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the senior notes indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the senior notes, the Guarantees or the senior notes indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting senior notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the senior notes indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the senior notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of senior notes to receive payments in respect of the principal of, premium, if any, and interest on the senior notes when such payments are due solely out of the trust created pursuant to the senior notes indenture;

(2) the Issuer’s obligations with respect to senior notes concerning issuing temporary senior notes, registration of such senior notes, mutilated, destroyed, lost or stolen senior notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the senior notes indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the senior notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the senior notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the senior notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the senior notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such senior notes and the Issuer must specify whether such senior notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the senior notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the senior notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the senior notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the senior notes indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The senior notes indenture will be discharged and will cease to be of further effect as to all senior notes, when either:

(1) all senior notes theretofore authenticated and delivered, except lost, stolen or destroyed senior notes which have been replaced or paid and senior notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all senior notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the senior notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the senior notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the senior notes indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith) with respect to the senior notes indenture or the senior notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the senior notes indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the senior notes indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the senior notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the senior notes indenture, any Guarantee and the senior notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes, and any existing Default or compliance with any provision of the senior notes indenture or the senior notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior notes, other than senior notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the senior notes).

The senior notes indenture provides that, without the consent of each affected Holder of the senior notes, an amendment or waiver may not, with respect to any senior notes held by a non-consenting Holder:

(1) reduce the principal amount of such senior notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such senior note or alter or waive the provisions with respect to the redemption of such senior notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the senior notes, except a rescission of acceleration of the senior notes by the Holders of at least a majority in aggregate principal amount of the senior notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the senior notes indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any senior note payable in money other than that stated therein;

(6) make any change in the provisions of the senior notes indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s senior notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s senior notes;

(9) make any change to or modify the ranking of the senior notes that would adversely affect the Holders; or

(10) except as expressly permitted by the senior notes indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the senior notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the senior notes indenture to which it is a party) and the Trustee may amend or supplement the senior notes indenture and any Guarantee or senior notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated senior notes of such series in addition to or in place of certificated senior notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the senior notes indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the senior notes indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the senior notes indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a guarantor under the senior notes indenture;

(11) to conform the text of the senior notes indenture, Guarantees or the senior notes to any provision of the “Description of Notes” “section of the offering circular relating to the initially offered senior notes dated July 25, 2012 and the offering circular relating to the subsequently offered additional senior notes dated September 18, 2012 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the senior notes indenture, Guarantee or senior notes; or

(12) to make any amendment to the provisions of the senior notes indenture relating to the transfer and legending of senior notes as permitted by the senior notes indenture, including, without limitation, to facilitate the issuance and administration of the senior notes; provided that (a) compliance with the senior notes indenture as so amended would not result in senior notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior notes.

The consent of the Holders is not necessary under the senior notes indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Except for notices with respect to the Trustee, notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The senior notes indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The senior notes indenture provides that the Holders of a majority in principal amount of the outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The senior notes indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the senior notes indenture at the request of any Holder of the senior notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The senior notes indenture, the senior notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the senior notes indenture. For purposes of the senior notes indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. These terms may have different meanings than similar or identical terms used in the senior subordinated notes indenture.

“2007 Acquisition” means the transactions pursuant to the Merger Agreement.

“ABL Facilities” means the asset-based revolving credit facilities under the Credit Agreement dated as of September 25, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Financing Entity” means the Issuer and certain of its Subsidiaries from time to time named as borrowers or guarantors under the ABL Facilities.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Senior Notes Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any senior note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such senior note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such senior note at August 1, 2015 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such senior note through August 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such senior note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions; in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the senior notes indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or the issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the senior notes indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with the ABL Facilities or any Qualified Securitization Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the senior notes indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, yen, pounds sterling, euros or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11) investment funds investing at least 90.0% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

At any time at which the value, calculated in accordance with GAAP, of all investments of the Issuer and its Restricted Subsidiaries that were deemed, when made, to be Cash Equivalents in accordance with clauses (1) through (11) above exceeds the Indebtedness of the Issuer and its Restricted Subsidiaries, “Cash Equivalents” shall also mean any investment (a “Qualifying Investment”) that satisfies the following two conditions: (a) the Qualifying Investment is of a type described in clauses (1) through (11) of this definition, but has an effective maturity (whether by reason of final maturity, a put option or, in the case of an asset-backed security, an average life) of five years and one month or less from the date of such Qualifying Investment (notwithstanding any provision contained in such clauses (1) through (11) requiring a shorter maturity); and (b) the weighted average effective maturity of such Qualifying Investment and all other investments that were made as Qualifying Investments in accordance with this paragraph, does not exceed two years from the date of such Qualifying Investment.

“CF Credit Facilities” means the term and revolving credit facilities under the Credit Agreement dated as of September 25, 2007 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2007 Acquisition or any other acquisition, (u) penalties and interest relating to taxes, (v) any Additional Interest and any “additional interest” with respect to other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the 2007 Acquisition or any multi-year strategic initiatives, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans) shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering of the senior notes and the other Transactions), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the senior notes and the Credit Facilities) and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded;

(12) accruals and reserves that are established within twelve months after the closing of any acquisition (including the 2007 Acquisition) that are so required to be established as a result of such acquisition in accordance with GAAP shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing 180 days and (b) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365-day period), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any non-cash compensation expense resulting from the application of Financial Accounting Standards Board Accounting Standards Codification 718 and 505-50, as applicable, shall be excluded; and

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Board Accounting Standards Codification 815; and

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the senior notes indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the senior notes or the date the senior notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes, foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(t) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) [reserved]; plus

(e) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs) or accruals or reserves, including any one-time costs incurred in connection with acquisitions after the Issue Date, project start-up costs and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(i) the amount of “run-rate” cost savings projected by the Issuer in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings shall be subject only to certification by management of the Issuer and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action) (which adjustments may be incremental to pro forma cost savings, operating improvements, synergies and operating expense adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables, Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement or any distributor equity plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m) any net loss from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost-savings initiatives, severance, retention and relocation costs and curtailments and modifications to pension and post-retirement employee benefit plans); plus

(p) [reserved]; plus

(q) [reserved]; plus

(r) losses on asset sales (other than asset sales made in the ordinary course of business), disposals and abandonments;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; plus

(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(c) any net income from disposed or discontinued operations (excluding held-for-sale discontinued operations) or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(d) extraordinary gains and unusual or non-recurring gains; plus

(e) gains on asset sales (other than asset sales made in the ordinary course of business), disposals and abandonments.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer;

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, operating improvements, synergies and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by the Issuer, without intercompany eliminations.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the senior notes indenture and the senior notes.

“Guarantor” means each Subsidiary of the Issuer, if any, that Guarantees the senior notes in accordance with the terms of the senior notes indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a senior note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any if the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable;

(d) representing the net obligations under any Hedging Obligations; or

(e) during a Suspension Period only, obligations of the lessee for rental payments in respect of Sale and Lease-back Transactions in an amount equal to the present value of such obligations during the remaining term of the lease using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Qualified Securitization Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, RBC Capital Markets, LLC, SMBC Nikko Capital Markets Limited and UBS Securities LLC, as the initial purchasers for the 6.500% Senior Notes due 2020.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co., TPG Global, LLC and, if applicable, each of their respective Affiliates and funds or partnerships managed by any of them or their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means August 8, 2012, the date of the issuance of the initially offered senior notes.

“Issuer” means Biomet, Inc., an Indiana corporation (and not any of its Subsidiaries), and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or place of payment.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the management services agreement, dated as of September 25, 2007 between certain of the management companies associated with the Investors or their advisors, if applicable, and the Issuer.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date or will become holders of such Equity Interests in connection with the Acquisition.

“Merger Agreement” means the Agreement and Plan of Merger, dated December 18, 2006 (as amended and restated as of June 7, 2007) by and among the Issuer, the Parent and LVB Acquisition Merger Sub, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements set forth in the senior notes indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Parent” means LVB Acquisition, Inc., a Delaware corporation and the direct parent of the Issuer.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, Management Stockholders and any of the direct or indirect parent companies of the Issuer (provided such direct or indirect parent companies of the Issuer have no majority holders other than the Investors, Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Management Stockholders and any of the direct or indirect parent companies of the Issuer (provided such direct or indirect parent companies of the Issuer have no majority holders other than the Investors, Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the senior notes indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the senior notes indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(b) in satisfaction of judgments against other Persons; or

(c) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (a) $450.0 million and (b) 3.0% of Total Assets;

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $450.0 million and (b) 3.0% of Total Assets;

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

(22) repurchases of the senior notes.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance, other social security benefits or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13), (23) or (24) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12)(b) of the second paragraph of “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (24) are solely on acquired property or the assets of the acquired entity, as the case may be, and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is, and is permitted to be under the senior notes indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the senior notes indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations in an aggregate amount at any one time outstanding not to exceed the greater of (a) $100.0 million and (b) 1.0% of Total Assets determined as of the date of incurrence;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(28) during a Suspension Period only, Liens securing Indebtedness (other than Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the senior notes), and Indebtedness represented by Sale and Lease-Back Transactions in an amount not to exceed 15.0% of Total Assets at any one time outstanding;

(29) Liens securing Indebtedness the proceeds of which are used to develop or construct new facilities (or any improvements to existing facilities) or equipment (or any improvements to existing equipment) designed primarily for the purpose of air or water pollution control; provided that such Indebtedness is permitted to be incurred by the terms of the senior notes indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets developed, constructed or improved with the proceeds of the Indebtedness secured by such Lien;

(30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(33) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; and

(36) Liens on the assets of non-guarantor Subsidiaries securing Indebtedness of the Issuer or the Restricted Subsidiaries that were permitted by the terms of the senior notes indenture to be incurred.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) or (2) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the senior notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Senior Notes Registration Rights Agreement” means a registration rights agreement with respect to the Original Senior Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment related to the Specified Contract Rights subject to a Qualified Securitization Facility that is a securitization financing facility (and not a receivables financing facility) and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Credit Facilities” means the ABL Facilities and the CF Credit Facilities.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the senior notes (and related guarantees) or the senior notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the senior notes indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the senior notes indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the senior notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the senior notes indenture.

“Senior Secured Leverage Ratio” means “Senior Secured Leverage Ratio” as defined, together with related definitions, in the CF Credit Facilities as in effect on the Issue Date, provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee to treat all or a portion of a revolving commitment under any Credit Facility as incurred and outstanding Indebtedness at the time such commitments are established and for so long as such revolving commitments remain outstanding. As a result of any such election, any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed an incurrence of additional Indebtedness or an additional Lien at such subsequent event.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and (2) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

“Specified Contract Rights” means certain intellectual property licenses, agreements or other contracts giving rise to not more than $50.0 million of annual accounts receivable, royalty or other intellectual property revenue streams or other rights to payment.

“Subordinated Indebtedness” means, with respect to the senior notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the senior notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the senior notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the issuance of the Original Notes and the related transactions described under “Summary—Concurrent Transactions” in the offering circular relating to the initially offered senior notes dated July 25, 2012 and the offering circular relating to the subsequently offered additional senior notes dated September 18, 2012.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2015; provided that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer would be equal to or greater than such ratio for the Issuer immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Issuer” refers only to Biomet, Inc. and not to any of its subsidiaries, and (2) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries. Defined terms in this “Description of Senior Subordinated Notes” may have different meanings than similar or identical terms used in the “Description of Senior Notes” above. For example, references to “Guarantees” or “Guarantors” in this “Description of Senior Subordinated Notes” means guarantees or guarantors of the senior subordinated notes, and not guarantees or guarantors of the senior notes.

The Issuer issued $800.0 million aggregate principal amount of senior subordinated notes on September 18, 2012 under the senior subordinated notes indenture among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The senior subordinated notes indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939. Except as set forth herein, the terms of the senior subordinated notes will be substantially identical in all material respects and include those stated in the senior subordinated notes indenture and those made part of the senior subordinated notes indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the senior subordinated notes indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the senior subordinated notes indenture, including the definitions therein of certain terms used below. We urge you to read the senior subordinated notes indenture because it, and not this description, will define your rights as Holders of the senior subordinated notes. You may request copies of the senior subordinated notes indenture at our address set forth under “Where You Can Find Additional Information.”

Brief Description of the Senior Subordinated Notes

The senior subordinated notes:

•	are general, unsecured, senior subordinated obligations of the Issuer;

•	are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities and the senior notes) of the Issuer;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not guarantee the senior subordinated notes;

•	are senior in right of payment to all existing and future Subordinated Indebtedness as defined with respect to the senior subordinated notes of the Issuer; and

•	are initially guaranteed on an unsecured senior subordinated basis by the Guarantors and will also be guaranteed in the future by each Subsidiary, if any, that guarantees Indebtedness under the CF Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally, irrevocably and unconditionally, guarantee, on an unsecured senior subordinated basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the senior subordinated notes indenture and the senior subordinated notes, whether for payment of principal of, premium, if any, or interest in respect of the senior subordinated notes, expenses, indemnification or otherwise, on the terms set forth in the senior subordinated notes indenture by executing the senior subordinated notes indenture.

The Guarantors initially guarantee the senior subordinated notes and, in the future, each direct and indirect Subsidiary of the Issuer that guarantees Indebtedness under the CF Credit Facilities will guarantee the senior subordinated notes. Each of the Guarantees of the senior subordinated notes is a general, unsecured, senior subordinated obligation of each Guarantor; and is subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s guarantee of the CF Credit Facilities and the Senior Notes). Each of the Guarantees of the senior subordinated notes is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not guarantee the senior subordinated notes.

Not all of the Issuer’s Subsidiaries guarantee the senior subordinated notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the senior subordinated notes. For the nine months ended February 28, 2014, the non-guarantor Subsidiaries of the Issuer accounted for approximately $859.3 million, or 36% of the Issuer’s consolidated net sales. As of February 28, 2014, the non-guarantor Subsidiaries of the Issuer accounted for approximately $2,420.5 million, or 25% of the Issuer’s consolidated total assets and approximately $499.8 million, or 6.5% of the Issuer’s consolidated liabilities.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received. If this occurs, noteholders may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the senior subordinated notes indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell all or substantially all of its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the senior subordinated notes indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the senior subordinated notes indenture;

(b) the release or discharge of the guarantee by such Guarantor of Indebtedness under the CF Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) upon the dissolution of such Guarantor; provided that no Default or Event of Default has occurred and is continuing;

(d) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the senior subordinated notes indenture; or

(e) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the senior subordinated notes indenture in accordance with the terms of the senior subordinated notes indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the senior subordinated notes indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the senior subordinated notes and the payment of any Guarantee will be subordinated in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and the Senior Notes.

As of February 28, 2014, the Issuer and the Guarantors had $4,995.6 million of Senior Indebtedness outstanding, (including $1,825.0 million in aggregate principal amount of the Senior Notes, $3,070.6 million of borrowings and the related guarantees under the Senior Credit Facilities and $100.0 million of borrowings under the asset-based revolving credit facility).

As of February 28, 2014, the Issuer had (1) the option to raise additional incremental term loans or incremental cash flow revolving facility commitments under the CF Credit Facilities of up to an amount that would cause our Senior Secured Leverage Ratio (as defined in the CF Credit Facilities) to be equal to or less than 4.50 to 1.00, which, if borrowed, would be Senior Indebtedness and (2) the option to raise additional incremental asset-based revolving credit facility commitments under the ABL Facilities by up to $100.0 million, which, if borrowed, would be Senior Indebtedness.

Although the senior subordinated notes indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Issuer’s Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. The senior subordinated notes indenture does not limit the amount of additional Indebtedness that the Parent may incur. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Senior Subordinated Notes

The Issuer maintains one or more paying agents for the senior subordinated notes. The initial paying agent for the senior subordinated notes is the Trustee.

The Issuer also maintains one or more registrars and a transfer agent. The registrar and transfer agent with respect to the senior subordinated notes is the Trustee. The registrar maintains a register reflecting ownership of the senior subordinated notes outstanding from time to time. The registered Holder of a senior subordinated note will be treated as the owner of the senior subordinated note for all purposes. The transfer agent makes payments on and facilitate transfer of senior subordinated notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If the senior subordinated notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Subordination of the Senior Subordinated Notes

Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the senior subordinated notes and the Guarantees in accordance with the provisions of the senior subordinated notes indenture. The senior subordinated notes and Guarantees will rank pari passu in all respects with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

We have agreed in the senior subordinated notes indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is equal in right of payment with the senior subordinated notes or the related Guarantees or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness or the related Guarantees, as the case may be. The senior subordinated notes indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the senior subordinated notes (or pay any other Obligations relating to the senior subordinated notes, including fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any senior subordinated notes (collectively, “pay the senior subordinated notes”) other than in the form of Permitted Junior Securities if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash.

Regardless of the foregoing, the Issuer is permitted to pay the senior subordinated notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the senior subordinated notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and the Guarantors are permitted to resume paying the senior subordinated notes after the end of such Payment Blockage Period. The senior subordinated notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the senior subordinated notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the senior subordinated notes are entitled to receive any payment;

(2) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the senior subordinated notes would be entitled but for the subordination provisions of the senior subordinated notes indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of senior subordinated notes may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders of the senior subordinated notes that, due to the subordination provisions, should not have been made to them, such Holders of the senior subordinated notes will be required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the senior subordinated notes indenture upon the failure of the Issuer to pay interest or principal with respect to the senior subordinated notes when due by their terms. If payment of the senior subordinated notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. If any Indebtedness under the Senior Credit Facilities is outstanding, no such acceleration will be effective until the earlier of the acceleration of Indebtedness under the Senior Credit Facilities or five Business Days after the Representative under the Senior Credit Facilities receive notice of such acceleration and, thereafter, the Issuer may pay the senior subordinated notes only if the senior subordinated notes indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee are subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the senior subordinated notes apply equally to the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of senior subordinated notes agrees to be bound by such provisions and authorizes the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the senior subordinated notes indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the senior subordinated notes indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the senior subordinated notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the senior subordinated notes.

The terms of the subordination provisions described above do not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the senior subordinated notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

A Holder may transfer or exchange senior subordinated notes in accordance with the senior subordinated notes indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of senior subordinated notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any senior subordinated note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued an aggregate principal amount of $800.0 million of senior subordinated notes. The senior subordinated notes mature on October 1, 2020. Subject to compliance with the covenant described below under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional senior subordinated notes from time to time under the senior subordinated notes indenture (“Additional Senior Subordinated Notes”). The senior subordinated notes offered by the Issuer and any Additional Senior Subordinated Notes subsequently issued under the senior subordinated notes indenture will be treated as a single class for all purposes under the senior subordinated notes indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments. Unless the context requires otherwise, references to “senior subordinated notes” for all purposes of the senior subordinated notes indenture and this “Description of Senior Subordinated Notes” include any Additional Senior Subordinated Notes that are actually issued. The senior subordinated notes will be issued in denominations of $1,000 and any integral multiples of $1,000 in excess of $1,000.

Interest Payments

Interest on the senior subordinated notes accrues at the rate of 6.500% per annum. Interest on the senior subordinated notes is payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2013 (or commencing October 1, 2013 if the exchange offer in respect thereof is completed after April 1, 2013, and interest on the senior subordinated notes has been paid on such date), to the Holders of senior subordinated notes of record on the immediately preceding March 15 and September 15. Interest on the senior subordinated notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the senior subordinated notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the senior subordinated notes in certain circumstances pursuant to the Senior Subordinated Notes Registration Rights Agreement or as described under “Events of Default and Remedies.” All references in the senior subordinated notes indenture and this “Description of Senior Subordinated Notes,” in any context, to any interest or other amount payable on or with respect to the senior subordinated notes shall be deemed to include any Additional Interest payable pursuant to the Senior Subordinated Notes Registration Rights Agreement and under “Events of Default and Remedies.”

Payment of Principal, Premium and Interest

Payments of principal of, premium, if any, and interest on the senior subordinated notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the senior subordinated notes at their respective addresses set forth in the register of Holders; provided that (1) all payments of principal, premium, if any, and interest with respect to the senior subordinated notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (2) all payments of principal, premium, if any, and interest with respect to certificated senior subordinated notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the senior subordinated notes. However, under certain circumstances, the Issuer may be required to offer to purchase senior subordinated notes as described under “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase senior subordinated notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the senior subordinated notes at its option prior to October 1, 2015.

At any time prior to October 1, 2015, the Issuer may redeem all or a part of the senior subordinated notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100.0% of the principal amount of the senior subordinated notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 1, 2015, the Issuer may redeem the senior subordinated notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the senior subordinated notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

In addition, until October 1, 2015, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of senior subordinated notes issued under the senior subordinated notes indenture at a redemption price equal to 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (a) at least 50.0% of the sum of the aggregate principal amount of senior subordinated notes originally issued under the senior subordinated notes indenture on the Issue Date and any Additional Senior Subordinated Notes that are issued under the senior subordinated notes indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. All redemptions or notices may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. If any senior subordinated notes are listed on an exchange, and the rules of such exchange so require, the Issuer will notify the exchange of any such notice of redemption. In addition, the Issuer will notify the exchange of the principal amount of any senior subordinated notes outstanding following any partial redemption of the senior subordinated notes.

Selection and Notice

If the Issuer is redeeming less than all of the senior subordinated notes issued under the senior subordinated notes indenture at any time, the Trustee will select the senior subordinated notes to be redeemed (1) if the senior subordinated notes are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate. No senior subordinated notes of $1,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of senior subordinated notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior subordinated notes or a satisfaction and discharge of the senior subordinated notes indenture. If any senior subordinated note is to be redeemed in part only, any notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to senior subordinated notes represented by certificated notes, the Issuer will issue a new senior subordinated note in a principal amount equal to the unredeemed portion of the senior subordinated note in the name of the Holder upon cancellation of the senior subordinated note. Senior subordinated notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on the senior subordinated notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The senior subordinated notes indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding senior subordinated notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the senior subordinated notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of senior subordinated notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all senior subordinated notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any senior subordinated note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all senior subordinated notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any senior subordinated notes purchased pursuant to a Change of Control Offer will be required to surrender such senior subordinated notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such senior subordinated notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered senior subordinated notes and their election to require the Issuer to purchase such senior subordinated notes, provided that the paying agent receives, not later than the close of business on the Expiration Date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the senior subordinated notes, the principal amount of senior subordinated notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior subordinated notes and its election to have such senior subordinated notes purchased;

(7) that Holders whose senior subordinated notes are being purchased only in part will be issued new senior subordinated notes and such new senior subordinated notes will be equal in principal amount to the unpurchased portion of the senior subordinated notes surrendered. The unpurchased portion of the senior subordinated notes must be equal to at least $1,000 or any integral multiple of $1,000 in excess of $1,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior subordinated notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the senior subordinated notes indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the senior subordinated notes indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all senior subordinated notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the senior subordinated notes so accepted together with an Officer’s Certificate to the Trustee stating that such senior subordinated notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities and the Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any senior subordinated notes pursuant to this Change of Control covenant. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the senior subordinated notes, the Issuer could seek the consent of its lenders and the holders of Senior Notes to permit the purchase of the senior subordinated notes or could attempt to refinance the indebtedness that contain such prohibition. If the Issuer does not obtain such consent or repay such indebtedness, the Issuer will remain prohibited from purchasing the senior subordinated notes. In such case, the Issuer’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the senior subordinated notes indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the senior subordinated notes indenture would restrict payments to the Holders of senior subordinated notes under certain circumstances. The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the senior subordinated notes indenture). If we experience a change of control that triggers a default under the Senior Credit Facilities, we could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable and cause a Qualified Securitization Facility to be wound down.

Our ability to pay cash to the Holders of senior subordinated notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the senior subordinated notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the senior subordinated notes indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—

Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the senior subordinated notes indenture can be waived only with the consent of the Holders of a majority in principal amount of the senior subordinated notes then outstanding. Except for the limitations contained in such covenants, however, the senior subordinated notes indenture will not contain any covenants or provisions that may afford Holders of the senior subordinated notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the senior subordinated notes indenture applicable to a Change of Control Offer made by the Issuer and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of senior subordinated notes may require the Issuer to make an offer to repurchase the senior subordinated notes as described above.

The provisions under the senior subordinated notes indenture relative to the Issuer’s obligation to make an offer to repurchase the senior subordinated notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Asset Sales

The senior subordinated notes indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate directly or indirectly an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior subordinated notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the senior subordinated notes as provided under “Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of senior subordinated notes to purchase their senior subordinated notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of senior subordinated notes to be repurchased; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all Holders of the senior subordinated notes and, if required by the terms of any Indebtedness that is pari passu with the senior subordinated notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the senior subordinated notes and such Pari Passu Indebtedness that is in an amount equal to at least $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the senior subordinated notes indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $75.0 million by delivering the notice required pursuant to the terms of the senior subordinated notes indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $75.0 million or less.

To the extent that the aggregate amount of senior subordinated notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the senior subordinated notes indenture. If the aggregate principal amount of senior subordinated notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the senior subordinated notes on a pro rata basis and the Issuer shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior subordinated notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the senior subordinated notes indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior subordinated notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the senior subordinated notes indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the senior subordinated notes indenture by virtue thereof.

The Senior Credit Facilities and the Senior Notes prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any senior subordinated notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the senior subordinated notes, the Issuer could seek the consent of its lenders and the holders of the Senior Notes to the purchase of the senior subordinated notes or could attempt to refinance the indebtedness that contain such prohibition. If the Issuer does not obtain such consent or repay such indebtedness, it will remain prohibited from purchasing the senior subordinated notes. In such case, the Issuer’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the senior subordinated notes indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the senior subordinated notes indenture would restrict payments to the Holders of the senior subordinated notes under certain circumstances.

The provisions under the senior subordinated notes indenture relative to the Issuer’s obligation to make an offer to repurchase the senior subordinated notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the senior subordinated notes indenture. During any period of time that (i) the senior subordinated notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the senior subordinated notes indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of Senior Subordinated Notes” section of this prospectus will not be applicable to the senior subordinated notes (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(8) “—Limitation on Layering”; and

(9) “Repurchase at the Option of Holders—Change of Control.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the senior subordinated notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the senior subordinated notes indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the senior subordinated notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the senior subordinated notes indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this “Description of Senior Subordinated Notes” as the “Suspension Period.” The Guarantees of the Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the senior subordinated notes indenture with respect to the senior subordinated notes; provided that (i) with respect to Restricted

Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (ii) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the senior subordinated notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after September 25, 2007 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50.0% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on September 1, 2007 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after September 25, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after September 25, 2007 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following September 25, 2007 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries (other than by the Issuer or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after September 25, 2007; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after September 25, 2007; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after September 25, 2007, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $125.0 million, shall be determined by the board of directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions do not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the senior subordinated notes indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividend thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividend on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor or (ii) Disqualified Stock of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Guarantor, that, in each case, is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired, defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the senior subordinated notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former (A) employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided that the aggregate amount of Restricted Payments made under this clause (A) does not exceed $20.0 million in the first fiscal year following the Issue Date (which amount shall be increased by $5.0 million each fiscal year thereafter and, if applicable, will be increased to $40.0 million following the consummation of an underwritten public Equity Offering) (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any fiscal year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering)); and (B) distributor (or its respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any distributor equity plan or agreement; provided that the aggregate amount of Restricted Payments made under this clause (B) does not exceed the greater of (i) $100.0 million and (ii) 1.0% of Total Assets; provided, further, that each of the amounts in any fiscal year under (A) and (B) may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any direct or indirect parent company of the Issuer, in each case to any future, present or former employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer from any future, present or former employees, directors, officers, managers, distributors or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Issuer or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the senior subordinated notes indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “ —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed greater of (a) $300.0 million and (b) 3.0% of Total Assets;

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (a) $300.0 million and (b) 2.75% of Total Assets;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all senior subordinated notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company;

(f) [reserved];

(g) amounts payable pursuant to the Management Fee Agreement, solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(h) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer; and

(i) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the senior subordinated notes indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents).

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the next to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the senior subordinated notes indenture.

As of February 28, 2014, we have approximately $926.4 million of Restricted Payment capacity under clause (3) of the first paragraph of this covenant and an additional $300.0 million of other Restricted Payments capacity under clause (11) of the second paragraph of this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) (a) the incurrence by the Issuer or any Restricted Subsidiary pursuant to one or more Credit Facilities, including through the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), of: a) Indebtedness in an aggregate principal amount up to the sum of $3,165.0 million and €835.0 million and (b) Indebtedness in an aggregate principal amount that could be incurred such that at the time of incurrence and after giving effect thereto the Senior Secured Leverage Ratio would not exceed 4.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided that in calculating the Senior Secured Leverage Ratio solely for purposes of this clause (1), any unsecured Indebtedness incurred under this clause (1) shall be deemed to be Secured Indebtedness solely for purposes of calculating the Senior Secured Leverage Ratio for this clause (1);

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the senior subordinated notes (including any Guarantee) and the exchange notes and related exchange guarantees to be issued in exchange for senior subordinated notes and the Guarantees pursuant to the Senior Subordinated Notes Registration Rights Agreement (but excluding any Additional Senior Subordinated Notes but including Guarantees thereof and exchange notes issued in exchange therefor pursuant to the Senior Subordinated Notes Registration Rights Agreement) and (b) the Senior Notes (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes and the guarantees thereof pursuant to one or more registration rights agreements (but excluding any Additional Senior Notes (as defined in the indentures governing the Senior Notes) but including guarantees thereof and exchange notes issued in exchange therefor pursuant to any such registration rights agreement);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred or issued and outstanding under this clause (4), not to exceed 5.0% of Total Assets (in each case, determined at the date of incurrence) at any time outstanding, so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the senior subordinated notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the senior subordinated notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the senior subordinated notes indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clause (1) or (3) of the definition thereof); and

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or, subject to the third paragraph of this covenant, any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $550.0 million and (y) 5.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clauses (14) and (24) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the senior subordinated notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to the senior subordinated notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness outstanding under a Credit Facility and Obligations secured by Permitted Liens.

(14) (a) Indebtedness or Disqualified Stock of the Issuer or, subject to the third paragraph of this covenant, Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the senior subordinated notes indenture; provided that after giving effect to such acquisition or merger, either

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(ii) the Fixed Charge Coverage Ratio for the Issuer is equal to or greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the senior subordinated notes indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers, distributors and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(19) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Foreign Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer in an amount not to exceed at any one time outstanding the greater of (i) $100.0 million and (ii) 5.0% of the Foreign Subsidiary Total Assets (it being understood that any Indebtedness incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for the purpose of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23));

(24) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $100.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (24) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (24) shall cease to be deemed incurred or outstanding for purposes of this clause (24) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (24)); and

(25) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

Restricted Subsidiaries of the Issuer that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clause (12)(b), (14)(a) or (24) of the second paragraph of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors incurred or issued pursuant to the first paragraph of this covenant and clauses (12)(b), (14)(a) and (24) of the second paragraph of this covenant, collectively, would exceed $600.0 million.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated or Euro-denominated, as the case may be, restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent or Euro- equivalent, as the case may be, principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated or Euro-denominated, as the case may be, restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated or Euro-denominated, as the case may be, restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness ranking pari passu with or subordinated to the senior subordinated notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the senior subordinated notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the senior subordinated notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the senior subordinated notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the senior subordinated notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the senior subordinated notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Issuer would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the senior subordinated notes indenture, the senior subordinated notes and the Senior Subordinated Notes Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the senior subordinated notes indenture, and an Opinion of Counsel that such supplemental indenture is the valid and binding obligation of the Issuer and the Guarantors and enforceable in accordance with its terms.

The Successor Company will succeed to, and be substituted for the Issuer under the senior subordinated notes indenture, the Guarantees and the senior subordinated notes, as applicable. Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the senior subordinated notes indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the senior subordinated notes indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the senior subordinated notes indenture, and an Opinion of Counsel that such supplemental indenture is the valid and binding obligation of the Successor Person and enforceable in accordance with its terms; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the senior subordinated notes indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the senior subordinated notes indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the senior subordinated notes indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, advisory and other fees and related expenses pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses accrued in any prior year) and the termination fees pursuant to the Management Fee Agreement, or any amendment thereto so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, current or former employees, directors, officers, managers, distributors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as contemplated by the offering circular relating to the senior subordinated notes dated September 18, 2012;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the senior subordinated notes indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with the ABL Facilities or any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or any distributor equity plan or agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers, distributors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) investments by any of the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business; and

(19) any transition services arrangements, supply arrangements and similar arrangements entered into in connection with or in contemplation of dispositions of assets or Equity Interests in any Restricted Subsidiary not otherwise prohibited by the terms of the senior subordinated notes indenture that the Issuer determines in good faith are either fair to the Issuer or otherwise on customary terms for such type of arrangements in connection with similar transactions.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, Hedging Obligations and the indentures governing the Senior Notes and the related documentation;

(b) the senior subordinated notes indenture, the senior subordinated notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility;

(m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(n) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the senior subordinated notes indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the senior subordinated notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the senior subordinated notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the senior subordinated notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior subordinated notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facilities by the ABL Financing Entities or of any Qualified Securitization Facility by any Restricted Subsidiary.

Limitation on Layering

The senior subordinated notes indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such other Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the senior subordinated notes or such Guarantor’s Guarantee of the senior subordinated notes, as the case may be; or

(2) expressly subordinated in right of payment to the senior subordinated notes or such Guarantor’s Guarantee of the senior subordinated notes, as the case may be.

The senior subordinated notes indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the senior subordinated notes indenture requires the Issuer to file with the SEC from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year quarterly reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of senior subordinated notes, in addition to providing such information to the Trustee and the Holders of the senior subordinated notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any senior subordinated notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the senior subordinated notes, the senior subordinated notes indenture permits the Issuer to satisfy its obligations in this covenant by furnishing reports of such parent; provided that the same is accompanied, to the extent material to investors in the senior subordinated notes, by consolidating financial and other information that explains in reasonable detail the differences between the information in such reports relating to such parent, on the one hand, and the information relating to the Issuer and its consolidated Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offers or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the registration statement or shelf registration statement (or any other similar registration statement) of the exchange offers, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the offering circular relating to the senior subordinated notes dated September 18, 2012, to the extent filed within the time specified above, or (2) by posting on its website and providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

The Issuer shall use its commercially reasonable efforts, consistent with its judgment as to what is prudent at the time, to participate in quarterly conference calls to discuss operating results and related matters. The Company shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Issuer to obtain access to the conference call.

Events of Default and Remedies

The senior subordinated notes indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated notes indenture);

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated notes indenture);

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30.0% in principal amount of the then outstanding senior subordinated notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the senior subordinated notes indenture or the senior subordinated notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior subordinated notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $75.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the senior subordinated notes indenture or the release of any such Guarantee in accordance with the senior subordinated notes indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the senior subordinated notes indenture, the Trustee or the Holders of at least 30.0% in principal amount of the then total outstanding senior subordinated notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior subordinated notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred under the senior subordinated notes indenture as part of the Senior Credit Facilities or the Senior Notes shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities or Senior Notes, as the case may be; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative with respect to the Senior Credit Facilities or Senior Notes, as the case may be.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior subordinated notes will become due and payable without further action or notice. The senior subordinated notes indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee has no obligation to accelerate the senior subordinated notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the senior subordinated notes.

The senior subordinated notes indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior subordinated notes by notice to the Trustee may on behalf of the Holders of all of the senior subordinated notes waive any existing Default and its consequences under the senior subordinated notes indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any senior subordinated note held by a non-consenting Holder) and rescind any acceleration with respect to the senior subordinated notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the senior subordinated notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the senior subordinated notes indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) is the payment of liquidated damages, and the Holders do not have any right under the senior subordinated notes indenture to accelerate the maturity of the senior subordinated notes as a result of any such breach. If a breach of our obligation under the senior subordinated notes indenture to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) continues for 90 days after notice thereof is given in accordance with the senior subordinated notes indenture, we will pay liquidated damages to all the Holders of the senior subordinated notes at a rate per annum equal to (i) 0.25% per annum of the principal amount of the senior subordinated notes from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the senior subordinated notes from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such Additional Interest will cease to accrue, and the senior subordinated notes will be subject to acceleration as provided above if the Event of Default is continuing. The provisions of the senior subordinated notes indenture described in this paragraph will not affect the rights of the Holders of senior subordinated notes in the event of the occurrence of any other Event of Default.

Subject to the provisions of the senior subordinated notes indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the senior subordinated notes indenture at the request or direction of any of the Holders of the senior subordinated notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a senior subordinated note may pursue any remedy with respect to the senior subordinated notes indenture or the senior subordinated notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30.0% in principal amount of the total outstanding senior subordinated notes have requested the Trustee to pursue the remedy;

(3) Holders of the senior subordinated notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding senior subordinated notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the senior subordinated notes indenture the Holders of a majority in principal amount of the total outstanding senior subordinated notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the senior subordinated notes indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a senior subordinated note or that would involve the Trustee in personal liability.

The senior subordinated notes indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the senior subordinated notes indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability, for any obligations of the Issuer or the Guarantors under the senior subordinated notes, the Guarantees or the senior subordinated notes indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting senior subordinated notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the senior subordinated notes indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the senior subordinated notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior subordinated notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of senior subordinated notes to receive payments in respect of the principal of, premium, if any, and interest on the senior subordinated notes when such payments are due solely out of the trust created pursuant to the senior subordinated notes indenture;

(2) the Issuer’s obligations with respect to senior subordinated notes concerning issuing temporary senior subordinated notes, registration of such senior subordinated notes, mutilated, destroyed, lost or stolen senior subordinated notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the senior subordinated notes indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the senior subordinated notes indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the senior subordinated notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the senior subordinated notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior subordinated notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the senior subordinated notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior subordinated notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such senior subordinated notes and the Issuer must specify whether such senior subordinated notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the senior subordinated notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the senior subordinated notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the senior subordinated notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes, the indenture pursuant to which the Senior Notes were issued or any other material agreement or instrument (other than the senior subordinated notes indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The senior subordinated notes indenture will be discharged and will cease to be of further effect as to all senior subordinated notes, when either:

(1) all senior subordinated notes theretofore authenticated and delivered, except lost, stolen or destroyed senior subordinated notes which have been replaced or paid and senior subordinated notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all senior subordinated notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the senior subordinated notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the senior subordinated notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the senior subordinated notes indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith) with respect to the senior subordinated notes indenture or the senior subordinated notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Notes, the indenture pursuant to which the Senior Notes were issued or any other material agreement or instrument (other than the senior subordinated notes indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the senior subordinated notes indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the senior subordinated notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the senior subordinated notes indenture, any Guarantee and the senior subordinated notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior subordinated notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, and any existing Default or compliance with any provision of the senior subordinated notes indenture or the senior subordinated notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior subordinated notes, other than senior subordinated notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the senior subordinated notes).

The senior subordinated notes indenture provides that, without the consent of each affected Holder of senior subordinated notes, an amendment or waiver may not, with respect to any senior subordinated notes held by a non-consenting Holder:

(1) reduce the principal amount of such senior subordinated notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such senior subordinated note or alter or waive the provisions with respect to the redemption of such senior subordinated notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any senior subordinated note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes, except a rescission of acceleration of the senior subordinated notes by the Holders of at least a majority in aggregate principal amount of the senior subordinated notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the senior subordinated notes indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any senior subordinated note payable in money other than that stated therein;

(6) make any change to the provisions of the senior subordinated notes indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior subordinated notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s senior subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s senior subordinated notes;

(9) make any change in the subordination provisions thereof that would adversely affect the Holders; or

(10) except as expressly permitted by the senior subordinated notes indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the senior subordinated notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the senior subordinated notes indenture to which it is a party) and the Trustee may amend or supplement the senior subordinated notes indenture and any Guarantee or senior subordinated notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated senior subordinated notes of such series in addition to or in place of certificated senior subordinated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the senior subordinated notes indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the senior subordinated notes indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the senior subordinated notes indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a guarantor under the senior subordinated notes indenture;

(11) to conform the text of the senior subordinated notes indenture, Guarantees or the senior subordinated notes to any provision of the “Description of Notes” section of the offering circular relating to the senior subordinated notes dated September 18, 2012 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the senior subordinated notes indenture, Guarantee or senior subordinated notes; or

(12) to make any amendment to the provisions of the senior subordinated notes indenture relating to the transfer and legending of senior subordinated notes as permitted by the senior subordinated notes indenture, including, without limitation to facilitate the issuance and administration of the senior subordinated notes; provided that (a) compliance with the senior subordinated notes indenture as so amended would not result in senior subordinated notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior subordinated notes.

The consent of the Holders is not necessary under the senior subordinated notes indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Except for notices with respect to the Trustee, notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The senior subordinated notes indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The senior subordinated notes indenture provides that the Holders of a majority in principal amount of the outstanding senior subordinated notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The senior subordinated notes indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the senior subordinated notes indenture at the request of any Holder of the senior subordinated notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The senior subordinated notes indenture, the senior subordinated notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the senior subordinated notes indenture. For purposes of the senior subordinated notes indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. These terms may have different meanings than similar or identical terms used in the senior notes indenture.

“2007 Acquisition” means the transactions pursuant to the Merger Agreement.

“ABL Facilities” means the asset-based revolving credit facilities under the Credit Agreement dated as of September 25, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Financing Entity” means the Issuer and certain of its Subsidiaries from time to time named as borrowers or guarantors under the ABL Facilities.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Senior Subordinated Notes Registration Rights Agreement, and as described under “Events of Default and Remedies”.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any senior subordinated note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such senior subordinated note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such senior subordinated note at October 1, 2015 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such senior subordinated note through October 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such senior subordinated note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the senior subordinated notes indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or the issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the senior subordinated notes indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with the ABL Facilities or any Qualified Securitization Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the senior subordinated notes indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, yen, pounds sterling, euros or any national currency of any participating member state of the EMU; or

  (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency); and

(11) investment funds investing at least 90.0% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

At any time at which the value, calculated in accordance with GAAP, of all investments of the Issuer and its Restricted Subsidiaries that were deemed, when made, to be Cash Equivalents in accordance with clauses (1) through (11) above exceeds the Indebtedness of the Issuer and its Restricted Subsidiaries, “Cash Equivalents” shall also mean any investment (a “Qualifying Investment”) that satisfies the following two conditions: (a) the Qualifying Investment is of a type described in clauses (1) through (11) of this definition, but has an effective maturity (whether by reason of final maturity, a put option or, in the case of an asset-backed security, an average life) of five years and one month or less from the date of such Qualifying Investment (notwithstanding any provision contained in such clauses (1) through (11) requiring a shorter maturity); and (b) the weighted average effective maturity of such Qualifying Investment and all other investments that were made as Qualifying Investments in accordance with this paragraph, does not exceed two years from the date of such Qualifying Investment.

“CF Credit Facilities” means the term and revolving credit facilities under the Credit Agreement dated as of September 25, 2007 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the 2007 Acquisition or any other acquisition, (u) penalties and interest relating to taxes, (v) any Additional Interest and any “additional interest” with respect to the Senior Notes or other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the 2007 Acquisition or any multi-year strategic initiatives, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans) shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering of the Senior Notes, the senior subordinated notes and the other Transactions), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the senior subordinated notes and the Credit Facilities) and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded;

(12) accruals and reserves that are established within twelve months after the closing of any acquisition (including the 2007 Acquisition) that are so required to be established as a result of such acquisition in accordance with GAAP shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing 180 days and (b) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365-day period), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any non-cash compensation expense resulting from the application of Financial Accounting Standards Board Accounting Standards Codification 718 and 505-50, as applicable, shall be excluded; and

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Board Accounting Standards Codification 815; and

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the senior subordinated notes indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities;

(2) the Senior Notes; and

(3) any other Senior Indebtedness permitted under the senior subordinated notes indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness,” pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, which is delivered to the Trustee.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the senior subordinated notes or the date the senior subordinated notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes, foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(t) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) [reserved]; plus

(e) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs) or accruals or reserves, including any one-time costs incurred in connection with acquisitions after the Issue Date, project start-up costs and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(i) the amount of “run-rate” cost savings projected by the Issuer in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings shall be subject only to certification by management of the Issuer and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action) (which adjustments may be incremental to pro forma cost savings, operating improvements, synergies and operating expense adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables, Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement or any distributor equity plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m) any net loss from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost-savings initiatives, severance, retention and relocation costs and curtailments and modifications to pension and post-retirement employee benefit plans); plus

(p) [reserved]; plus

(q) [reserved]; plus

(r) losses on asset sales (other than asset sales made in the ordinary course of business), disposals and abandonments;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; plus

(b) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase EBITDA in such prior period; plus

(c) any net income from disposed or discontinued operations (excluding held-for-sale discontinued operations) or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(d) extraordinary gains and unusual or non-recurring gains; plus

(e) gains on asset sales (other than asset sales made in the ordinary course of business), disposals and abandonments.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer; in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, operating improvements, synergies and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio

Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by the Issuer, without intercompany eliminations.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the senior subordinated notes indenture and the senior subordinated notes.

“Guarantor” means each Subsidiary of the Issuer, if any, that Guarantees the senior subordinated notes in accordance with the terms of the senior subordinated notes indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name an senior subordinated note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any if the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable;

(d) representing the net obligations under any Hedging Obligations; or

(e) during a Suspension Period only, obligations of the lessee for rental payments in respect of Sale and Lease-back Transactions in an amount equal to the present value of such obligations during the remaining term of the lease using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Qualified Securitization Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co., TPG Global, LLC and, if applicable, each of their respective Affiliates and funds or partnerships managed by any of them or their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means October 2, 2012.

“Issuer” means Biomet, Inc., an Indiana corporation (and not any of its Subsidiaries), and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or place of payment.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the management services agreement, dated as of September 25, 2007 between certain of the management companies associated with the Investors or their advisors, if applicable, and the Issuer.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its direct parent) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date or will become holders of such Equity Interests in connection with the Acquisition.

“Merger Agreement” means the Agreement and Plan of Merger, dated December 18, 2006 (as amended and restated as of June 7, 2007) by and among the Issuer, the Parent and LVB Acquisition Merger Sub, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements set forth in the senior subordinated notes indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Parent” means LVB Acquisition, Inc., a Delaware corporation and the direct parent of the Issuer.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, Management Stockholders and any of the direct or indirect parent companies of the Issuer (provided such direct or indirect parent companies of the Issuer have no majority holders other than the Investors, Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Management Stockholders and any of the direct or indirect parent companies of the Issuer (provided such direct or indirect parent companies of the Issuer have no majority holders other than the Investors, Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the senior subordinated notes indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer or any Guarantor or any direct or indirect parent company of the Issuer; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the related Guarantees are subordinated to Senior Indebtedness under the senior subordinated notes indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the senior subordinated notes for purposes of such plan of reorganization; provided, further, that to the extent that any Senior Indebtedness of the Issuer outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the senior subordinated notes indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(b) in satisfaction of judgments against other Persons; or

(c) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (a) $450.0 million and (b) 3.0% of Total Assets;

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) additional Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $450.0 million and (b) 3.0% of Total Assets;

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

(22) repurchases of the senior subordinated notes.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance, other social security benefits or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (13), (23) or (24) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12)(b) of the second paragraph of “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (24) are solely on acquired property or the assets of the acquired entity, as the case may be, and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is, and is permitted to be under the senior subordinated notes indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the senior subordinated notes indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations in an aggregate amount at any one time outstanding not to exceed the greater of (a) $100.0 million and (b) 1.0% of Total Assets determined as of the date of incurrence;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(28) during a Suspension Period only, Liens securing Indebtedness (other than Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the senior subordinated notes), and Indebtedness represented by Sale and Lease-Back Transactions in an amount not to exceed 15.0% of Total Assets at any one time outstanding;

(29) Liens securing Indebtedness the proceeds of which are used to develop or construct new facilities (or any improvements to existing facilities) or equipment (or any improvements to existing equipment) designed primarily for the purpose of air or water pollution control; provided that such Indebtedness is permitted to be incurred by the terms of the senior subordinated notes indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets developed, constructed or improved with the proceeds of the Indebtedness secured by such Lien;

(30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(33) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; and

(36) Liens on the assets of non-guarantor Subsidiaries securing Indebtedness of the Issuer or the Restricted Subsidiaries that were permitted by the terms of the senior subordinated notes indenture to be incurred.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) or (2) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the senior subordinated notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Senior Subordinated Notes Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers and any additional registration rights agreements entered into by the Issuer in connection with the issuance of Additional Senior Subordinated Notes.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or other representative for an issue of Designated Senior Indebtedness of the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment related to the Specified Contract Rights subject to a Qualified Securitization Facility that is a securitization financing facility (and not a receivables financing facility) and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Credit Facilities” means the ABL Facilities and the CF Credit Facilities.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the senior subordinated notes indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the senior subordinated notes indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the senior subordinated notes indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the senior subordinated notes indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the senior subordinated notes indenture and (ii) shall have received a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing is made thereunder would not) violate the provisions of the senior subordinated notes indenture.

“Senior Notes” means the Issuer’s $1,825.0 million 6.500% Senior Notes due 2020.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Issuer, Indebtedness which ranks equal in right of payment to the senior subordinated notes issued by the Issuer; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such Person of the senior subordinated notes provided that such Indebtedness is not subordinated by its terms in right of payment to any Indebtedness which is not Senior Indebtedness.

“Senior Secured Leverage Ratio” means “Senior Secured Leverage Ratio” as defined, together with related definitions, in the CF Credit Facilities as in effect on August 8, 2012, provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee to treat all or a portion of a revolving commitment under any Credit Facility as incurred and outstanding Indebtedness at the time such commitments are established and for so long as such revolving commitments remain outstanding. As a result of any such election, any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed an incurrence of additional Indebtedness or an additional Lien at such subsequent event.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and (2) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

“Specified Contract Rights” means certain intellectual property licenses, agreements or other contracts giving rise to not more than $50.0 million of annual accounts receivable, royalty or other intellectual property revenue streams or other rights to payment.

“Subordinated Indebtedness” means, with respect to the senior subordinated notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the senior subordinated notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the senior subordinated notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the issuance of the $1,000.0 million in aggregate principal amount of 6.500% Senior Notes due 2020 on August 8, 2012, and the related transactions described under “Summary—Concurrent Transactions” in the prospectus related thereto dated July 25, 2012, the issuance of the $825.0 million in aggregate principal amount of 6.500% Senior Notes due 2020 on October 2, 2012 and the issuance of the $800.0 million in aggregate principal amount of 6.500% Senior Subordinated Notes due 2020 on October 2, 2012 and the related transactions described under “Capitalization” in this offering circular relating to the issuance of the original senior subordinated notes.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2015; provided that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer would be equal to or greater than such ratio for the Issuer immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

General

The notes have been issued in fully registered global form, and are represented by one or more global certificates without interest coupons (the “global notes”). The global notes have been deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes have been deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note to DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in their respective settlement systems. However, DTC, Euroclear and Clearstream are not obligated to perform these procedures, and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction.

The information in this section concerning DTC, Euroclear, Clearstream and the book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default under the indenture followed by a request from holders of the notes as provided in the indenture.

The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this offering circular may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that will be held as capital assets (generally, property held for investment) and is only addressed to persons who purchase notes for cash in this offering at the offering price. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, persons subject to the alternative minimum tax, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes), or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of each partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective holders that are partners in a partnership holding notes should consult their own tax advisors.

As used under this heading “Certain U.S. Federal Income Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax: (1) an individual who is a citizen or resident of the United States, (2) a U.S. domestic corporation, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.” As used under this heading “Certain U.S. Federal Income Tax Considerations” the term “Non-U.S. Holder” means a beneficial owner of a note that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder.

This discussion is for general information only and does not consider the effect of any applicable U.S. federal tax laws other than income tax laws (such as U.S. federal estate or gift tax laws) or any foreign, state or local tax laws. Investors should consult their tax advisors in determining the tax consequences to them of holding notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of other federal tax laws as well as state, local and foreign tax laws.

Tax Consequences to U.S. Holders

Payments of Interest

Interest on a note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

A portion of the purchase price paid for the notes will include any amounts attributable to interest that accrued prior to the date such notes were issued (“pre-issuance accrued interest”). We intend to treat such amounts not as part of the purchase price of the notes, but instead effectively as amounts paid to offset an equal amount of the first interest payment made in respect of the notes. Under such treatment, when the first interest payment is made in respect of the notes, any portion of that interest payment attributable to pre-issuance accrued interest will be treated effectively as a nontaxable return of the portion of the purchase price that represents pre-issuance accrued interest to U.S. Holders. References to “interest” throughout the remainder of this discussion should not be read to include any pre-issuance accrued interest or return thereof.

Amortizable Bond Premium

Except as noted below, if a U.S. Holder purchases a note for an amount (not including any amount paid for pre-issuance accrued interest) that is greater than the principal amount of the note, the holder will be considered to have purchased the note with amortizable bond premium. With some exceptions, a U.S. Holder may elect to amortize this premium over the remaining term of the note. A U.S. Holder must generally use any amortizable bond premium allocable to an accrual period to offset interest required to be included in income with respect to the note in such accrual period. A U.S. Holder that elects to amortize bond premium with respect to a note must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and such election may be revoked only with the consent of the IRS.

Because we may call the notes under certain circumstances at a price in excess of their principal amount, the deduction for amortizable bond premium may be reduced or delayed.

U.S. Holders should consult their own tax advisors regarding the availability of the deduction for amortizable bond premium.

Market Discount

If a U.S. Holder of a note purchases the note at a price (not including any amount paid for pre-issuance accrued interest) that is lower than its remaining redemption amount, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the note generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note. In general terms, market discount on a note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Sale, Exchange, Redemption and Retirement

Upon the sale, exchange, redemption or retirement of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (not including amounts attributable to (i) accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income by the U.S. Holder and (ii) if the sale, exchange or redemption occurs prior to the date the first interest payment is made in respect of the notes, any pre-issuance accrued interest) and the U.S. Holder’s tax basis in such note. A U.S. Holder’s tax basis in a note generally will equal the cost of such note to such holder (other than to the extent attributable to any pre-issuance accrued interest), reduced by any bond premium previously amortized by such U.S. Holder and increased by any market discount previously included in income by such U.S. Holder. Such gain or loss recognized by a U.S. Holder generally will constitute long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. Under current law, for certain non-corporate U.S. Holders (including individuals, estates and trusts), net long-term capital gain will be subject to tax at preferential rates. The ability of a U.S. Holder to deduct capital losses may be limited.

Tax Consequences to Non-U.S. Holders

Payments of Interest

Under U.S. federal income tax law, and subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax generally will be required with respect to the payment by us or our paying agent on a note owned by a Non-U.S. Holder of interest that qualifies as portfolio interest. Interest on a note owned by a Non-U.S. Holder will qualify as portfolio interest, provided that (1) such interest is not effectively connected with the conduct of such Non-U.S. Holder’s U.S. trade or business, (2) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (3) such Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership, and (4) such Non-U.S. Holder provides a properly completed applicable IRS Form W-8, signed under penalties of perjury, establishing its status as a Non-U.S. Holder (or satisfies certain documentary evidence requirements for establishing that is it a Non-U.S. Holder).

A Non-U.S. Holder with interest income that does not qualify as portfolio interest will be subject to a 30% U.S. federal withholding tax on payments of interest (or a lower applicable treaty rate, but only if applicable certification and other requirements to claim treaty benefits have been complied with). In the event that tax is withheld solely as a result of a failure to provide certification, a refund claim may generally be filed with the IRS.

Sale, Exchange, Redemption and Retirement

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or retirement of a note unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, which will be taxed as described below or (2) the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met, in which case such gain (net of certain U.S. source losses) will be taxed at a rate of 30% unless an applicable income tax treaty provides otherwise.

Effectively Connected Income

A Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income or gain that is effectively connected with its U.S. trade or business and, if required by an applicable income tax treaty, that is attributable to its U.S. “permanent establishment.” In addition, under certain circumstances, effectively connected earnings and profits of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate or at such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

The applicable paying agent will generally be required to file information returns with the IRS with respect to payments of interest on, and proceeds from the sale, exchange, redemption or retirement of the notes, made to certain U.S. Holders that are not corporations and cannot otherwise establish an exemption. In addition, such U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable paying agent. Non-U.S. Holders may be required to comply with applicable certification procedures to establish their non-U.S. status in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided that the required procedures are timely followed.

PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. and its affiliates in connection with offers and sales of the notes in market-making transactions effected from time to time.

Goldman, Sachs & Co. or its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at price related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

As of February 28, 2014, entities affiliated with Goldman, Sachs & Co. beneficially owned approximately 23.72% of our common stock. Pursuant to our shareholders agreement, such entities have a right to designate a specified number of individuals to serve on our Board of Directors. Goldman, Sachs & Co. and its affiliates may in the future engage in commercial and/or investment banking transactions with us and our affiliates. Goldman, Sachs & Co. acted as an initial purchaser in connection with the original sales of the senior notes and the senior subordinated notes and received a customary underwriting discount in connection with each of those transactions. Goldman, Sachs & Co. and its affiliates currently own, and may from time to time trade, the notes for its own account in connection with its principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future Goldman, Sachs & Co. and its affiliates may, from time to time, own notes as a result of their market-making activities.

Goldman, Sachs & Co. has informed us that they do not intend to confirm sales of the securities to any accounts over which they exercise discretionary authority without the prior specific written approval of such transactions by the customer.

We have been advised by Goldman, Sachs & Co. that subject to applicable laws and regulations they currently intend to make a market in the notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained.

Pursuant to registration rights agreements entered into between us and Goldman, Sachs & Co., we have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the notes and the related guarantees offered hereby has been passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Ice Miller LLP have passed upon certain matters governed by the laws of the state of Indiana, Gunster, Yoakley & Stewart, P.A. have passed upon certain matters governed by the laws of the state of Florida, and Reed Smith LLP have passed upon certain matters governed by the laws of the state of California.

EXPERTS

The consolidated financial statements of Biomet, Inc. and subsidiaries as of May 31, 2013 and 2012 and for each of the three years in the period ended May 31, 2013 and the related financial statement schedule incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K filed on April 11, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated August 29, 2013, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus, but rather is incorporated by reference to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in the prospectus. The information incorporated by reference in this prospectus contains important business and financial information. We incorporate by reference our Current Report on Form 8-K filed on April 11, 2014, our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2013, November 30, 2013 and February 28, 2014, our amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended February 28, 2014, our Annual Report on Form 10-K for the fiscal year ended May 31, 2013 (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide to each person to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of these reports or documents, at no cost, by writing or telephoning us at the following address:

Investor Relations

Biomet, Inc.

56 East Bell Drive

P.O. Box 587

Warsaw, IN 46581-0587

(574) 267-6639

You may also view and print these documents on the “Investors” portion of our website located at www.biomet.com.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

$1,825,000,000 6.500% Senior Notes due 2020

$800,000,000 6.500% Senior Subordinated Notes due 2020

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The registration rights agreements relating to the securities of the registrant being registered hereby provide that Biomet, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. and its affiliates. These estimated expenses are as follows:

Printing expenses	$50,000
Legal fees	350,000
Accounting fees	100,000
Miscellaneous	—

Total	$500,000

Item 14. Indemnification of Directors and Officers.

California Registrant: Interpore Cross International, LLC is a limited liability company organized under the laws of California.

Interpore Cross International, LLC (“Interpore Cross”) is organized under the laws of the State of California. Section 17155 of the California Beverly-Killea Limited Liability Company Act provides that, except for a breach of a manager’s fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity.

The Limited Liability Agreement of Interpore Cross (the “Interpore Cross LLC Agreement”) provides that to the fullest extent permitted by law, Interpore Cross shall indemnify and hold harmless each of Interpore Spine, Ltd., as the sole member of Interpore Cross, the managers, and any other officers, directors, shareholders, partners, employees, affiliates, representatives, or agents of any of the foregoing, or any officer, employee, representative, or agent of Interpore Cross (each, a “Covered Person”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative (“Claims”), in which each Covered Person may be involved, threatened to be involved, as a party or otherwise, by reason of its management of the affairs of Interpore Cross or which relates to or arises out of Interpore Cross or its property, business, or affairs. Pursuant to the Interpore Cross LLC Agreement, a Covered Person shall not be entitled to indemnification with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith, or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by Interpore Cross in advance of the final disposition of such Claim upon receipt by Interpore Cross of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by Interpore Cross.

The Interpore Cross LLC Agreement also provides that, notwithstanding any other provisions of the Interpore Cross LLC Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Covered Persons shall be liable to Interpore Cross or any other person for any act or omission (in relation to Interpore Cross, its property, or the conduct of its business or affairs, the Interpore Cross LLC Agreement, any related document, or any transaction or investment contemplated thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of Interpore Cross and is within the scope of authority granted to such Covered Person by the Interpore Cross LLC Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Delaware Registrant Guarantors:

(a) Biomet Europe Ltd., Biomet International Ltd., Interpore Spine Ltd., Kirschner Medical Corporation and Lanx, Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The certificate of incorporation and/or bylaws of the Delaware corporate registrant guarantors indemnify, to the fullest extent permitted by law, every director and officer made a party to a proceeding by reason of their position as a director or officer against all liability incurred by such individual in connection with the proceeding, except where the individual failed to meet the standard of conduct for indemnification specified by law. Such indemnification also extends to the payment for reasonable expenses incurred by the director or officer in connection with any proceeding in advance of final disposition thereof, but the bylaws of Interpore Spine, Ltd. and Kirschner Medical Corporation provide that such advancement of expenses is upon receipt of an undertaking by such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. Furthermore, a director or officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding is entitled to indemnification as a matter of right against reasonable expenses incurred by such individual in connection with such proceeding. The indemnification and advancement of expenses provided for by the certificate of incorporation and/or bylaws of the Delaware corporate registrant guarantors is not exclusive of any other rights, by contract or otherwise, relating to indemnification or advance of expenses that such individuals may have against the Delaware corporate registrant guarantors.

Neither the certificate of incorporation nor the bylaws of Biomet Europe Ltd. provide for indemnification of directors or officers.

The certificates of incorporation of Interpore Spine, Ltd. and Kirschner Medical Corp. eliminate their directors’ personal liability to the corporation or its shareholders with respect to acts or omissions in the performance of their duties as director of the corporation, except for personal liability for (i) a breach of the directors’ duties of loyalty to the corporations or their shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.

(b) Biomet Spine, LLC, Cross Medical Products, LLC, EBI Holdings, LLC, EBI Medical Systems, LLC, Electro-Biology, LLC and Lanx Sales, LLC are each organized as limited liability companies under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of each of the Delaware limited liability companies provide for the indemnification to the fullest extent permitted by law of the Members, Managers or any officers, directors, shareholders, partners, employees, affiliates, representatives or agents of any of the foregoing, as well as any officer, employee, representative or agent of the limited liability company (individually, a “Covered Person”, and collectively, “Covered Persons”). Each Covered Person is indemnified against any claims, liabilities, expenses, judgments, settlements or other amounts arising in any proceedings, whether civil, criminal, administrative or investigative in which the Covered Person is involved by reason of its management of the affairs of the limited liability company or which relates to or arises out of the limited liability company or its property, business or affairs. A Covered Person is not entitled to indemnification for such claim if such Covered Person engaged in fraud, willful misconduct, bad faith or gross negligence or if such claim was initiated by such Covered Person (unless the claim was brought to enforce such Covered Person’s right to indemnification or authorized by the Board). The limited liability company must pay expenses incurred by such Covered Person in defending against any claim in advance of the disposition of the claim upon receipt by the limited liability of an undertaking of the Covered Person to repay any amounts advanced if it is ultimately determined that Covered Person is not entitled to indemnification.

Florida Registrant Guarantors: Biomet 3i, LLC, Biomet Microfixation, LLC and Biomet Florida Services, LLC are each organized as limited liability companies under the laws of Florida.

Section 608.4229(1) of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Article VIII of the operating agreements of each of Biomet 3i, LLC, Biomet Microfixation, LLC and Biomet Florida Services, LLC provides for the limitation of personal liability of the managers and members thereof as follows:

To the fullest extent permitted by law, the Company shall indemnify and hold harmless each member and manager, and any officers, directors, shareholders, partners, employees, affiliates, representatives or agents thereof (“Covered Person”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

Indiana Registrant Guarantors:

(a) Biomet, Inc. and Biomet Leasing Inc. are each incorporated under the laws of Indiana.

Chapter 37 of the Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the wholly successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

Chapter 37 of the Indiana Business Corporation Law also provides that a corporation may voluntarily undertake to provide for indemnification of its directors and, unless otherwise provided in the articles of incorporation, its officers, employees and agents against any and all liability and reasonable expense that may be incurred by them, arising out of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which they may become involved by reason of being or having been a director or officer if (i) such persons acted in good faith, (ii) such persons reasonably believed their actions, in the case of their actions in their official capacity with the corporation, to be in the best interests of the corporation and, in all other cases, to be at least not opposed to its best interests, and (iii) in any criminal action, such persons had reasonable cause to believe their conduct was lawful, or had no reasonable cause to believe that their conduct was unlawful. A corporation may advance or reimburse reasonable expenses incurred by persons entitled to indemnification, in advance of final disposition, if such persons furnish the corporation with a written affirmation of their good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met. Unless such persons have been successful in the defense of a proceeding, a corporation may not indemnify such persons unless authorized in the specific case after a determination has been made that indemnification of such persons is permissible in the circumstances because such persons met the standard of conduct set forth under the law.

The articles of incorporation and/or bylaws of all the Indiana corporate registrant guarantors indemnify any directors or officers made a party to a proceeding by reason of their position as director or officer against liability incurred by such persons in connection with the proceeding, except where the persons failed to meet the standard of conduct for indemnification specified by law. Such indemnification extends to the payment for or reimbursement of reasonable expenses incurred by the directors or officers in advance of final disposition of the proceeding. Such indemnification also extends, as a matter of right, to the payment of reasonable expenses incurred by directors or officers who are wholly successful, on the merits or otherwise, in defense of such proceeding.

(b) Biomet Biologics, LLC, Biomet Fair Lawn LLC, EBI, LLC, Biomet Manufacturing, LLC, Biomet Orthopedics, LLC, Biomet Sports Medicine, LLC Biomet Trauma, LLC, Biomet U.S. Reconstruction, LLC and Implant Innovations Holdings, LLC are each organized as limited liability companies under the laws of Indiana.

Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

The operating agreements of all the Indiana limited liability company registrant guarantors indemnify, to the fullest extent permitted by law, any member, manager, officer, director, employee or agent of the company, and any officer, director, shareholder, partner, employee, affiliate, representative or agent of any member or manager of the company, from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such persons may be involved, or threatened to be involved, as a party or otherwise, by reason of such persons’ management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. Such indemnification shall not be allowed with respect to (i) any claim with respect to which such persons have engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such persons unless such claim (A) was brought to enforce such persons’ rights to indemnification under the operating agreements or (B) was authorized or consented to by the Board of the company. Expenses incurred by such persons in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such persons to repay such amount if it shall be ultimately determined that such persons were not entitled to be indemnified by the company as authorized by the operating agreements.

Certain Other Arrangements

Biomet, Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors, officers, managers and members of each of the registrant guarantors in amounts that Biomet, Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Services Agreement entered into with certain affiliates of the Sponsors, the Company has agreed to customary exculpation and indemnification provisions for the benefit of the managers and their affiliates.

On January 11, 2010, the Company and LVB Acquisition, Inc. entered into an indemnification priority agreement with the Sponsors (or certain affiliates designated by the Sponsors) pursuant to which the Company and LVB Acquisition, Inc. clarified certain matters regarding the existing indemnification and advancement of expenses rights provided by the Company and LVB Acquisition, Inc. pursuant to their respective charters and the management services agreement described above. In particular, pursuant to the terms of the indemnification agreement, the Company acknowledged that as among the Company, LVB Acquisition, Inc. and the Sponsors and their respective affiliates, the obligation to indemnify or advance expenses to any director appointed by any of the Sponsors will be payable in the following priority: The Company will be the primary source of indemnification and advancement; LVB Acquisition, Inc. will be the secondary source of indemnification and advancement; and any obligation of a Sponsor-affiliated indemnitor to indemnify or advance expenses to such director will be tertiary to the Company’s and, then, LVB Acquisition, Inc. obligations. In the event that either the Company or LVB Acquisition, Inc. fails to indemnify or advance expenses to any such director in contravention of its obligations, and any Sponsor-affiliated indemnitor makes any indemnification payment or advancement of expenses to such director on account of such unpaid liability, such Sponsor-affiliated indemnitor will be subrogated to the rights of such director under any such Company or LVB Acquisition, Inc. indemnification agreement.

Item 15. Recent Sales of Unregistered Securities.

Since April 1, 2010, the registrant guarantors have issued and sold the following securities without registration under the Securities Act.

On July 25, 2012, Biomet, Inc. sold $1,000,000,000 aggregate principal amount of 6.5% senior notes due 2020 to Goldman, Sachs & Co.; Barclays Capital Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wells Fargo Securities, LLC; HSBC Securities (USA) Inc.; ING Financial Markets LLC; Natixis Securities Americas LLC; RBC Capital Markets, LLC; SMBC Nikko Capital Markets Limited; and UBS Securities LLC (collectively, the “Initial Purchasers”) for aggregate consideration of $982,500,000, representing an aggregate underwriting discount of $17.5 million from the aggregate offering price of $1,000,000,000 at which the Initial Purchasers subsequently resold the notes to investors. The sale to the Initial Purchasers was made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. The Initial Purchasers resold the notes (i) to qualified institutional buyers in compliance with Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in compliance with Regulation S under the Securities Act.

On October 2, 2012, Biomet, Inc. sold $825,000,000 aggregate principal amount of 6.5% senior notes due 2020 and $800,000,000 aggregate principal amount of 6.500% senior subordinated notes due 2020 to Goldman, Sachs & Co.; Barclays Capital Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wells Fargo Securities, LLC; HSBC Securities (USA) Inc.; ING Financial Markets LLC; Natixis Securities Americas LLC; RBC Capital Markets, LLC; SMBC Nikko Capital Markets Limited; and UBS Securities LLC (collectively, the “Initial Purchasers”) for: (i) aggregate consideration of approximately $851.8 million with respect to such $825.0 million of senior notes, representing an aggregate underwriting discount of approximately $14.4 million from the aggregate offering price of $866.25 million at which the Initial Purchasers subsequently resold such notes to investors (in each case, plus accrued interest from August 8, 2012 to October 2, 2012); and (ii) aggregate consideration of $786.0 million with respect to such $800.0 million of senior subordinated notes, representing an aggregate underwriting discount of $14.0 million from the aggregate offering price of $800,000,000 at which the Initial Purchasers subsequently resold such notes to investors. The sale to the Initial Purchasers was made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. The Initial Purchasers resold the notes (i) to qualified institutional buyers in compliance with Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in compliance with Regulation S under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities;

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant guarantors have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant guarantors of expenses incurred or paid by a director, officer or controlling person of the registrant guarantors in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET, INC.

By:	/s/ Daniel P. Florin
Daniel P. Florin
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Jeffrey R. Binder	President (Principal Executive Officer) and Chief Executive Officer	April 11, 2014

/s/ Daniel P. Florin
Daniel P. Florin	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Chinh E. Chu	Director	April 11, 2014

*
Jonathan J. Coslet	Director	April 11, 2014

*
Timur Akazhanov	Director	April 11, 2014

*
Adrian Jones	Director	April 11, 2014

*
Michael Michelson	Director	April 11, 2014

*
Dane A. Miller, Ph.D.	Director	April 11, 2014

*
Max C. Lin	Director	April 11, 2014

*
Jeffrey K. Rhodes	Director	April 11, 2014

*
Andrew Y. Rhee	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Daniel P. Florin
Daniel P. Florin
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet 3i, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET 3i, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Bareld J. Doedens	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Edward G. Sabin	Chief Financial Officer (Principal Financial Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Biologics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET BIOLOGICS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Jon C. Serbousek	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Europe Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET EUROPE LTD.

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Renaat Vermeulen	Managing Director (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Fair Lawn, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET FAIR LAWN, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Jeffrey R. Binder	President and Manager (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet International Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET INTERNATIONAL LTD.

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Hadi Saleh	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Leasing, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET LEASING, INC.

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Bradley J. Tandy	Director and President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Jonathan M. Grandon	Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Manufacturing, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET MANUFACTURING, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Wilber C. Boren, IV	President – S.E.T. (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Microfixation, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET MICROFIXATION, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Gary Blackall	Vice President – Finance & Operations (Principal Financial Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Orthopedics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET ORTHOPEDICS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Stuart Kleopfer	President – U.S. Commercial Operations	April 11, 2014
(Principal Executive Officer)

*	Manager and Secretary	April 11, 2014
Bradley J. Tandy

* Matthew C. Abernethy	Vice President – Global Finance	April 11, 2014
(Principal Financial Officer)

/s/ Michael T. Hodges Michael T. Hodges	Manager and Treasurer	April 11, 2014
(Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Sports Medicine, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET SPORTS MEDICINE, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Wilber C. Boren, IV	President (Principal Executive Officer)	April 11, 2014

* Jeffrey R. Binder	Manager	April 11, 2014

* Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges Michael T. Hodges	Manager and Treasurer (Principal	April 11, 2014
Financial Officer and Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cross Medical Products, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

CROSS MEDICAL PRODUCTS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Philip A. Mellinger	General Manager	April 11, 2014
(Principal Executive Officer)

* Jeffrey R. Binder	Manager	April 11, 2014

* Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges Michael T. Hodges	Manager and Treasurer (Principal	April 11, 2014
Financial Officer and Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

EBI HOLDINGS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

* Jeffrey R. Binder	Manager	April 11, 2014

* Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges Michael T. Hodges	Manager and Treasurer (Principal	April 11, 2014
Financial Officer and Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

EBI, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

* Jeffrey R. Binder	Manager	April 11, 2014

* Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges Michael T. Hodges	Manager and Treasurer (Principal	April 11, 2014
Financial Officer and Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI Medical Systems, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

EBI MEDICAL SYSTEMS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Electro-Biology, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

ELECTRO-BIOLOGY, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Florida Services, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET FLORIDA SERVICES, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Implant Innovations Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

IMPLANT INNOVATIONS HOLDINGS, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Bareld J. Doedens	President (Principal Executive Officer)	April 11, 2014

*
Edward G. Sabin	Senior Vice President – Finance and Administration (Principal Financial Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By:	/s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Interpore Cross International, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

INTERPORE CROSS INTERNATIONAL, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Philip A. Mellinger	General Manager (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Interpore Spine Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

INTERPORE SPINE, LTD.

By:	/s/ Michael T. Hodges
Michael T. Hodges Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	General Manager (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kirschner Medical Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

KIRSCHNER MEDICAL CORPORATION

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Trauma, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET TRAUMA, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Wilber C. Boren, IV	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet U.S. Reconstruction, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET U.S. RECONSTRUCTION, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Jon C. Serbousek	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Matthew C. Abernethy	Vice President – Global Finance (Principal Financial Officer)	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Spine, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

BIOMET SPINE, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lanx, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

LANX, INC.

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Director and Treasurer (Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Director and Secretary	April 11, 2014

*
Jeffrey R. Binder	Director	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lanx Sales, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 11th day of April, 2014.

LANX SALES, LLC

By:	/s/ Michael T. Hodges
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*
Adam R. Johnson	President (Principal Executive Officer)	April 11, 2014

/s/ Michael T. Hodges
Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	April 11, 2014

*
Bradley J. Tandy	Manager and Secretary	April 11, 2014

*
Jeffrey R. Binder	Manager	April 11, 2014

*	The undersigned, by signing his or her name hereto, does execute this Amendment 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or managers on the signature pages to the Registration Statement previously filed on March 28, 2014.

By: /s/ Michael T. Hodges
Michael T. Hodges Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 18, 2006, amended and restated as of June 7, 2007, among Biomet, Inc., LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc., incorporated herein by reference to the Company’s Current Report on Form 8-K filed on June 7, 2007

3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 25, 2007

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 25, 2007

3.5*******	Articles of Organization of Biomet 3i, LLC

3.6*******	Limited Liability Company Agreement of Biomet 3i, LLC

3.7*******	Articles of Entity Conversion of Biomet Biologics, LLC

3.8*******	Limited Liability Company Agreement of Biomet Biologics, LLC

3.9*******	Articles of Incorporation of Biomet Europe Ltd. (f/k/a OEC Ltd., Inc.), as amended

3.10*******	Amended and Restated Bylaws of Biomet Europe, Ltd. (f/k/a OEC Ltd., Inc.)

3.11*******	Articles of Entity Conversion of Biomet Fair Lawn LLC

3.12*******	Limited Liability Company Agreement of Biomet Fair Lawn LLC

3.13*******	Certificate of Incorporation of Biomet International Ltd.

3.14*******	Bylaws of Biomet International Ltd

3.15*******	Articles of Incorporation of Biomet Leasing, Inc.

3.16*******	Bylaws of Biomet Leasing, Inc.

3.17**	Limited Liability Company Agreement of Biomet Manufacturing, LLC

3.19*******	Articles of Organization of Biomet Microfixation, LLC

3.20*******	Limited Liability Company Agreement of Biomet Microfixation, LLC

3.21*******	Articles of Entity Conversion of Biomet Orthopedics, LLC

3.22*******	Limited Liability Company Agreement of Biomet Orthopedics, LLC

3.23*******	Articles of Entity Conversion of Biomet Sports Medicine, LLC

3.24*******	Limited Liability Company Agreement of Biomet Sports Medicine, LLC

3.25*******	Certificate of Formation of Cross Medical Products, LLC

3.26*******	Limited Liability Company Agreement of Cross Medical Products, LLC

3.27*******	Certificate of Formation of EBI Holdings, LLC

3.28*******	Limited Liability Company Agreement of EBI Holdings, LLC

3.29*******	Articles of Entity Conversion of EBI, LLC

3.30*******	Limited Liability Company Agreement of EBI, LLC

3.31*******	Certificate of Formation of EBI Medical Systems, LLC

3.32*******	Limited Liability Company Agreement of EBI Medical Systems, LLC

3.33*******	Certificate of Formation of Electro-Biology, LLC

3.34*******	Limited Liability Company Agreement of Electro-Biology, LLC

3.35*******	Articles of Organization of Biomet Florida Services, LLC

3.36*******	Limited Liability Company Agreement of Biomet Florida Services, LLC

3.37*******	Articles of Entity Conversion of Implant Innovations Holdings, LLC

3.38*******	Limited Liability Company Agreement of Implant Innovations Holdings, LLC

3.39*******	Articles of Organization—Conversion of Interpore Cross International, LLC

3.40*******	Limited Liability Company Agreement of Interpore Cross International, LLC

3.41*******	Amended and Restated Certificate of Incorporation of Interpore Spine Ltd. (f/k/a Interpore International, Inc.)

3.42*******	Amended and Restated Bylaws of Interpore Spine, Ltd. (f/k/a Interpore International, Inc.)

3.43*******	Certificate of Incorporation of Kirschner Medical Corporation (f/k/a Effner Biomet Corp., f/k/a Kirschner Acquisition Corp.), as amended

3.44*******	Bylaws of Kirschner Medical Corporation

3.45*****	Limited Liability Company Agreement of Biomet Trauma, LLC

3.46*****	Certificate of Formation of Biomet Trauma, LLC

3.47*****	Limited Liability Company Agreement of Biomet U.S. Reconstruction, LLC

3.48*****	Certificate of Formation of Biomet U.S. Reconstruction, LLC

3.49#	Limited Liability Company Agreement of Biomet Spine, LLC

3.50#	Certificate of Incorporation of Lanx, Inc.

3.51#	Limited Liability Company Agreement of Lanx Sales, LLC

4.1	Senior Notes Indenture, dated as of August 8, 2012, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.1.1	Form of Regulation S Global Note, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.1.2	Form of Rule 144A Global Note, Certificate No. A-1, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.2 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.1.3	Form of Rule 144A Global Note, Certificate No. A-2, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.3 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.1.4	Form of 6.500% Senior Notes due 2020, filed as Exhibit 4.2.2 to the Company’s Annual Report on Form 10-K filed on August 29, 2014 and incorporated herein by reference

4.2	Registration Rights Agreement, dated as of August 8, 2012, among Biomet, Inc., the Guarantors listed therein, and Goldman, Sachs & Co., Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, RBC Capital Markets, LLC, SMBC Nikko Capital Markets Limited, and UBS Securities LLC, incorporated herein by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.3	First Supplemental Senior Notes Indenture, dated as of October 2, 2012, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.3.1	Form of Rule 144A Global Note, Certificate No. A-3, 6.500% Senior Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.3.2	Form of Rule 144A Global Note, Certificate No. A-4, 6.500% Senior Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.3.3	Form of Regulation S Global Note, Certificate No. S-2, 6.500% Senior Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.4	Senior Subordinated Notes Indenture, dated as of October 2, 2012, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.4.1	Form of Rule 144A Global Note, Certificate No. A-1, 6.500% Senior Subordinated Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.4.2	Form of Rule 144A Global Note, Certificate No. A-2, 6.500% Senior Subordinated Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.4.3	Form of Regulation S Global Note, Certificate No. S-1, 6.500% Senior Subordinated Notes due 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.4.4	Form of 6.500% Senior Subordinated Notes due 2020, filed as Exhibit 4.1.1 to the Company’s Annual Report on Form 10-K filed on August 29, 2014 and incorporated herein by reference

4.5	Registration Rights Agreement for the 6.500% Senior Subordinated Notes due 2020, dated as of October 2, 2012, Biomet, Inc., the Guarantors listed therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, RBC Capital Markets, LLC, SMBC Nikko Capital Markets Limited and UBS Securities LLC, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

4.6	Registration Rights Agreement for the 6.500% Senior Notes due 2020, dated as of October 2, 2012, Biomet, Inc., the Guarantors listed therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, RBC Capital Markets, LLC, SMBC Nikko Capital Markets Limited and UBS Securities LLC, incorporated by reference to the Company’s Current Report on Form 8-K filed on October 2, 2012

5.1***	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2***	Opinion of Gunster, Yoakley & Stewart, P.A.

5.3***	Opinion of Ice Miller LLP

5.4***	Opinion of Reed Smith LLP

5.5#	Opinion of Cleary Gottlieb Steen & Hamilton LLP

10.1*******	Credit Agreement, dated as of September 25, 2007, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A. and the Other Lenders party thereto

10.1.1*******	Guaranty (Cash Flow), dated as of September 25, 2007, among LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein, and Bank of America, N.A.

10.1.2*******	Pledge and Security Agreement (Cash Flow), dated as of September 25, 2007, among Biomet, Inc., LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein, and Bank of America, N.A.

10.1.3*******	Intercreditor Agreement, dated as of September 25, 2007, by and among Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as CF Collateral Agent

10.1.4*******	Patent Security Agreement, dated as of September 25, 2007, among LVB Acquisition, Inc., Biomet, Inc., Certain Subsidiaries of Biomet, Inc. and Bank of America, N.A.

10.1.5*******	Trademark Security Agreement, dated as of September 25, 2007, among LVB Acquisition, Inc., Biomet, Inc., Certain Subsidiaries of Biomet, Inc. and Bank of America, N.A.

10.2.1*******	Credit Agreement, dated as of September 25, 2007, among Biomet, Inc., the Several Subsidiary Borrowers Party thereto, LVB Acquisition, Inc., Bank of America, N.A. and the Other Lenders Party thereto

10.2.2*******	Guaranty (ABL), dated as of September 25, 2007 between LVB Acquisition, Inc. and Bank of America, N.A.

10.2.3*******	Pledge and Security Agreement (ABL), dated as of September 25, 2007 among Biomet, Inc., LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein and Bank of America, N.A.

10.3	ABL Credit Agreement dated as of November 14, 2012, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A., and each of the other parties thereto, incorporated by reference to the Company’s Current Report on Form 8-K filed on November 14, 2012

10.3.1****	U.S. Guaranty (ABL), dated as of November 14, 2012 between LVB Acquisition, Inc. and Bank of America, N.A.

10.3.2****	Dutch Guaranty (ABL), dated as of November 14, 2012 between LVB Acquisition, Inc. and Bank of America, N.A.

10.3.3****	Pledge and Security Agreement (ABL), dated as of November 14, 2012 among Biomet, Inc., LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein and Bank of America, N.A.

10.4.1	Amendment and Restatement Agreement dated as of August 2, 2012, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A., and each of the other lenders party thereto, filed as Exhibit 10.1 to the Company’s Current Report on form 8-K on August 6, 2012 and incorporated herein by reference

10.4.2	Joinder to Amendment and Restatement Agreement dated as of October 4, 2012, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A., each lender from time to time party thereto and each of the other parties identified as an “Extending Term Lender” on the signature pages thereto, , incorporated by reference to the Company’s Current Report on Form 8-K filed on October 4, 2012

10.4.3	Amendment No. 1 dated September 25, 2013, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A., and each of the other lenders party thereto to the Amendment and Restatement Agreement dated August 2, 2012, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 1, 2013 and incorporated herein by reference.

10.4.4	Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated as of December 27, 2012, among Biomet, Inc., LVB Acquisition, Inc., the loan parties party thereto and Bank of America, N.A., as Administrative Agent and Additional Term Lender, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 2, 2013 and incorporated herein by reference.

10.4.5	Second Incremental Term Facility Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2013, among Biomet, Inc., LVB Acquisition, Inc., the loan parties party thereto and Bank of America, N.A., as Administrative Agent and Additional Term Lender, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 1, 2013 and incorporated herein by reference.

10.5*******	Settlement Agreement, dated as of September 27, 2007, by and between Biomet, Inc. and the Office of Inspector General of the Department of Health and Human Services

10.6†	Biomet, Inc. Deferred Compensation Plan (Post-409A Plan), incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2009

10.7†	LVB Acquisition Management Stockholders’ Agreement for Senior Executives, dated as of September 13, 2007, by and among LVB Acquisition, Inc. and the stockholders party thereto, incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed on August 12, 2011

10.7.1†	LVB Acquisition Management Stockholders’ Agreement, dated as of November 6, 2007, by and among LVB Acquisition, Inc. and the stockholders party thereto, incorporated herein by reference to Exhibit 10.5.1 to the Company’s Annual Report on Form 10-K filed on August 12, 2011

10.8	Governance Acknowledgement, dated as of September 25, 2007, by and between LVB Acquisition Holding, LLC, LVB Acquisition, Inc. and Biomet, Inc., incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on August 25, 2010

10.9	Amended and Restated Registration Rights Agreement, dated as of September 27, 2007, by and among LVB Acquisition Holding, LLC, LVB Acquisition, Inc., Biomet, Inc. and the stockholders party thereto, incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on August 25, 2010

10.10†*******	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan

10.10.1	LVB Acquisition, Inc 2007 Management Equity Incentive Plan Amendment No. 1, adopted December 31, 2010, filed as Exhibit 10.1 to the Company’s Form 8-K on January 6, 2011 and incorporated herein by reference.

10.11†	Biomet, Inc. Executive Annual Cash Incentive Plan, effective June 1, 2008, filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 28, 2008 and incorporated herein by reference

10.12.1†	Amended and Restated Restricted Stock Unit Grant Agreement, dated January 14, 2013, by and between LVB Acquisition, Inc. and Jeffery R. Binder, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2013 and incorporated herein by reference.

10.12.1	Amended and Restated Stock Option Grant Agreement, dated January 14, 2013, by and between LVB Acquisition, Inc. and Jeffrey R. Binder, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2013 and incorporated herein by reference.

10.13†	Employment Agreement, dated as of February 28, 2008, by and among Biomet, Inc. and Daniel P. Florin, filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed on August 28, 2008 and incorporated herein by reference

10.13.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Daniel P. Florin, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q on January 14, 2009 and incorporated herein by reference

10.15†	Employment Agreement, dated as of March 3, 2008, by and between Biomet, Inc. and Jon Serbousek, filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on August 21, 2009 and incorporated herein by reference

10.15.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Jon Serbousek, filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on August 21, 2009 and incorporated herein by reference

10.16†	Employment Agreement, dated as of February 28, 2008, by and between Biomet, Inc. and Brad Tandy filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.16.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Bradley J. Tandy filed as Exhibit 10.15.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.17†	Consulting Agreement dated as of January 14, 2010 between Company and Dane A. Miller, Ph. D., filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2010 and incorporated herein by reference

10.17.1†	First Amendment to Consulting Agreement, dated September 6, 2011 between the Company and Dane A. Miller, Ph. D filed as Exhibit 10.16.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.17.2†#	Second Amendment to Consulting Agreement, dated August 8, 2013 between the Company and Dane A. Miller, Ph.D.

10.17.3†	Stockholders’ Agreement dated as of April 25, 2008 among LVB Acquisition, Inc., LVB Acquisition Holding, LLC, the Dane A. Miller Trust and the Mary Louise Miller Trust filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on April 7, 2014 and incorporated herein by reference.

10.18	Indemnification Priority Agreement, dated as of January 11, 2010, among the Company, LVB Acquisition, Inc., The Blackstone Group, L.P., The Goldman Sachs Group, Inc., Kohlberg Kravis Roberts & Co., L.P. and TPG Capital, L.P. filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2010 and incorporated herein by reference

10.19†	Employment Agreement, dated September 2, 2008, by and between Biomet, Inc. and Robin T. Barney filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.19.1†	First Amendment to Employment Agreement, dated December 31, 2008, by and between Biomet, Inc. and Robin T. Barney filed as Exhibit 10.18.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.21†	LVB Acquisition, Inc. Restricted Stock Unit Plan, filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 15, 2011 and incorporated herein by reference

10.21.1†	LVB Acquisition, Inc. Form Restricted Stock Unit Grant Agreement, filed as Exhibit 10.2 to the Company’s Form 8-K filed on February 15, 2011 and incorporated herein by reference

10.23	Asset Purchase Agreement, dated April 2, 2012, between Biomet, Inc. and DePuy Orthopaedics, Inc., filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 5, 2012 and incorporated herein by reference

10.23.1	Amendment No. 1 dated June 1, 2012, between DePuy Orthopaedics, Inc. and Biomet, Inc., to the Asset Purchase Agreement, dated as of April 2, 2012, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 5, 2012 and incorporated herein by reference

10.24†****	LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan adopted July 31, 2012 and amended March 27, 2013

10.24.1†****	LVB Acquisition, Inc. 2012 Form Restricted Stock Unit Grant Agreement, filed as Exhibit (d)(2) to the Company’s Schedule TO on July 2, 2012 and incorporated herein by reference

10.25†	Form of Management Equity Incentive Plan Stock Option Grant Agreement, filed as Exhibit (d)(3) to the Company’s Schedule TO on July 2, 2012 and incorporated herein by reference.

10.27†	Management Services Agreement dated September 25, 2007, by and among LVB Acquisition Merger Sub, Inc., LVB Acquisition Holding, LLC, LVB Acquisition, Inc., Blackstone Management Partners V L.L.C., Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. L.P. and TPG Capital, L.P filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference

10.28†	Biomet, Inc. Executive Annual Cash Incentive Plan, incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 28, 2008

10.29	Corporate Integrity Agreement, dated as of September 27, 2007, by and between the Office of Inspector General of the Department of Health and Human Services and Biomet, Inc., filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-4 dated May 6, 2008 and incorporated herein by reference.

10.30	Deferred Prosecution Agreement, dated March 26, 2012, between Biomet, Inc. and the United States Department of Justice, Criminal Division, Fraud Section, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 28, 2012 and incorporated herein by reference.

10.31†	Employment Agreement, dated December 1, 2012, by and between Biomet, Inc. and Adam R. Johnson, filed as Exhibit 10.30 in the Company’s Annual Report on Form 10-K filed on August 29, 2013 and incorporated herein by reference.

10.32†	Biomet, Inc. Deferred Savings plan, effective January 1, 2011, filed as Exhibit 10.31 in the Company’s Annual Report on Form 10-K filed on August 29, 2013 and incorporated herein by reference.

12.1#	Computation of Ratio of Earnings to Fixed Charges

21.1#	Subsidiaries of Biomet, Inc.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2***	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1)

23.3***	Consent of Gunster, Yoakley & Stewart, P.A. (included in the opinion filed as Exhibit 5.2)

23.4***	Consent of Ice Miller LLP (included in the opinion filed as Exhibit 5.3)

23.5***	Consent of Reed Smith LLP (included in opinion filed as Exhibit 5.4)

23.6********	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.5)

25.1****	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to the Indenture governing the 6.500% Senior Notes due 2020 and the 6.500% Senior Subordinated Notes due 2020

#	Previously filed
*	Filed herewith
**	Incorporated by reference to the Registration Statement on Form S-1/A of Biomet, Inc. filed on June 19, 2013
***	Incorporated by reference to the Registration Statement on Form S-1 of Biomet, Inc. filed on May 1, 2013
****	Incorporated by reference to the Registration Statement on Form S-1/A of Biomet, Inc. filed on April 30, 2013
*****	Incorporated by reference to Registration Statement on Form S-1 of Biomet, Inc. filed on September 17, 2012
******	Incorporated by reference to the Registration Statement on Form S-1 of Biomet, Inc. filed on May 6, 2008
*******	Incorporated by reference to the Registration Statement on Form S-4 of Biomet, Inc. filed on May 6, 2008
†	Management contract or compensatory plan or arrangement